AMENDED AND RESTATED CREDIT AGREEMENT
                      -------------------------------------


     THIS AMENDED AND RESTATED CREDIT AGREEMENT ("Credit Agreement") is made and entered into as of the 21st day of April, 2000, by and among WMCK VENTURE CORP, a Delaware corporation ("WMCKVC"), CENTURY CASINOS CRIPPLE CREEK, INC., a
Colorado corporation ("CCCC"), and WMCK ACQUISITION CORP., a Delaware corporation ("WMCKAC" and together with WMCKVC and CCCC, collectively the "Borrowers"), CENTURY CASINOS, INC., a Delaware corporation (the "Guarantor"), WELLS FARGO BANK, National Association, as the issuer of letters of credit (herein in such capacity, together with its successors and assigns, the "L/C Issuer"), each financial institution whose name is set forth on the signature pages of this Credit Agreement and each lender which may hereafter become a party to this Credit Agreement pursuant to Section 10.10(b) (each individually a "Lender" and collectively the "Lenders"), and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders and L/C Issuer collectively referred to as the "Banks").

                                R E C I T A L S:
                                - - - - - - - -

     WHEREAS:
A. In this Credit Agreement all capitalized words and terms shall have the respective meanings and be construed herein as hereinafter provided in Section
1.01 of this Credit Agreement and shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth.

B. WMCKVC is a wholly owned Subsidiary of Guarantor. WMCKAC and CCCC are each wholly owned Subsidiaries of WMCKVC. Borrowers desire to fully amend and restate the Existing Credit Agreement for the purpose of: (i) increasing the Aggregate Commitment to Twenty-Six Million Dollars ($26,000,000.00), (ii) establishing the Maturity Date as four (4) years from the Closing Date, and
(iii)  modifying  other  terms  and  covenants  regarding  the  Credit Facility.

C. Banks are willing to fully amend and restate the Existing Credit Agreement, for the uses and purposes hereinafter set forth in Section 2.02, on the terms and subject to the conditions, covenants and understandings hereinafter set forth and contained in each of the Loan Documents.

     NOW, THEREFORE, in consideration of the foregoing, and other valuable considerations as hereinafter described, the parties hereto do promise, covenant and agree as follows:

                                    ARTICLE  I
                                   DEFINITIONS
                                   -----------
Section  1.01.     Definitions.  For the purposes of this Credit Agreement, each
                   -----------
of the following terms shall have the meaning specified with respect thereto, unless a different meaning clearly appears from the context:
     "Access Laws" shall have the meaning ascribed to such term in Section 5.22(a).

     "Additional Real Property Acquisition(s)" shall mean reference to the parcel or parcels of real property located in the State of Colorado title to which is acquired or to be acquired, as the case may be, by any of the Borrowers subsequent to the Closing Date.

     "Affiliate(s)" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to:

          (a) vote ten percent (10%) or more of the equity securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent Bank" shall mean WFB in its capacity as administrative and collateral agent for Lenders and L/C Issuer.

     "Aggregate Commitment" shall mean reference to the aggregate amount committed by Lenders for advance to or on behalf of Borrowers as Borrowings under the Credit Facility in the initial principal amount of Twenty-Six Million Dollars ($26,000,000.00), as reduced on each Reduction Date by the Scheduled Reductions to the Maximum Scheduled Balance, and further subject to the additional reductions and/or limitations for advance as set forth or incorporated in the definition of Maximum Permitted Balance.

     "Aggregate Commitment Reduction Schedule" shall mean the Aggregate Commitment Reduction Schedule marked Schedule 2.01(c) affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the Scheduled Reductions and Maximum Scheduled Balance as of each Reduction Date under the Credit Facility.

"Aggregate Outstandings" shall mean collective reference to the sum of the Funded Outstandings and L/C Exposure as of any given date of determination.

     "Applicable Margin" means for any Base Rate Loan or LIBOR Loan the applicable per annum percentage amount to be added to the Base Rate or the LIBO Rate, as the case may be, as follows: (i) commencing on the Closing Date and continuing until the Rate Adjustment Date, zero percent (0.00%) to be added to the Base Rate and two and three-tenths percent (2.30%) to be added to the applicable LIBO Rate; (ii) commencing on the Rate Adjustment Date and continuing until the Maturity Date, the margin rates set forth in Table One below based on the Leverage Ratio of the Borrower Consolidation as of each Fiscal Quarter end, commencing with the end of the Fiscal Quarter ending June 30, 2000, together with the immediately preceding three (3) Fiscal Quarters on a four (4) Fiscal Quarter basis, any change in the applicable percentage amount by reason thereof to be effective as of the 1st day of the third month immediately following each such Fiscal Quarter end:


PRICING          LEVERAGE
LEVEL             RATIO                              TABLE ONE                        TABLE TWO

                                             BASE RATE       LIBO RATE                 NONUSAGE
                                              MARGIN          MARGIN                   PERCENTAGE

I        Less than 1.50 to 1.00               0.00%            2.30%                     0.375%

II       Greater than or equal to             0.00%            2.70%                     0.375
         1.50 to 1.00 but less than
         2.00 to 1.00

III      Greater than or equal to             0.25%            2.95%                     0.50%
         2.00 to 1.00 but less than
         2.50 to 1.00

IV       Greater than or equal to             0.50%            3.20%                     0.50%
         2.50 to 1.0 but less than
         3.00 to 1.0

V        Greater than or equal                0.75%            3.45%                     0.50%
         to 3.00 to 1.0

"Assignment and Assumption Agreement" shall mean the document evidencing an assignment of a Syndication Interest by any Lender to an Eligible Assignee in the form of the Assignment, Assumption and Consent Agreement marked "Exhibit L", affixed hereto and by this reference incorporated herein and made a part hereof.

"Assignment of Entitlements, Contracts, Rents and Revenues" shall mean the assignment to be executed by Borrowers on or before the Closing Date, whereby Borrowers presently assign to Agent Bank on behalf of Lenders, in consideration of the Bank Facilities (reserving a revocable license to retain use and enjoy):
(a) all of their right, title and interest under all Spaceleases and Equipment Leases and Contracts relating to the Casino Facilities, (b) all of their right, title and interest in and to all permits, licenses and contracts relating to the Casino Facilities, except Gaming Permits and those permits, licenses and contracts which are unassignable, and (c) all rents, issues, profits, revenues and income from the Real Property and the operation of the Casino Facilities and any other business activity conducted on the Real Property, together with any and all future expansions thereof, related thereto or used in connection therewith, as such assignment may be amended, modified, extended, renewed or restated from time to time.

     "Assignment of Golden Horseshoe Lease" shall mean the Assignment to be executed by WMCKAC on or before the Closing Date, pursuant to which WMCKAC presently assigns to Agent Bank in consideration of the Bank Facilities (reserving a revocable license to retain, use and enjoy), all of its right, title and interest under the Golden Horseshoe Lease (including, without limitation, the right to exercise the option to purchase the Golden Horseshoe Property thereunder) as such assignment may be amended, modified, extended, renewed or restated from time to time.

     "Authorized  Officer  Certificate"  shall  have  the  meaning  set forth in
Section  3.05(iv).

     "Authorized Officer(s)" shall mean, relative to the Borrowers, those of the respective officers whose signatures and incumbency shall have been certified to Agent Bank and the Banks as required in Section 3.05(iv) of the Credit Agreement with the authority and responsibility to deliver Notices of Borrowing, Compliance Certificates, Pricing Certificates and all other requests, notices, reports, consents, certifications and authorizations on behalf of Borrowers.

     "Available Borrowings" shall mean, at any time, and from time to time, the aggregate amount available to Borrowers for a Borrowing or issuance of a Letter of Credit not exceeding the amount of the Maximum Availability, as of each date of determination.

     "BGP Note" shall mean that certain Promissory Note dated May 30, 1996, in the principal amount of Five Hundred Thousand Dollars ($500,000.00) made by WMCKVC, payable to the order of Banque de Gestion Privee, a company incorporated in Switzerland.

"Bank Facilities" shall mean collective reference to the Credit Facility and L/C Facility.

     "Bank Facility Termination" shall mean indefeasible payment in full of all sums owing under the Bank Facilities and each of the other Loan Documents, the occurrence of the Stated Expiry Date or other termination of all outstanding Letters of Credit, and the irrevocable termination of: (i) the obligation of Lenders to advance Borrowings under the Credit Facility and (ii) the obligation of L/C Issuer to issue Letters of Credit under the L/C Facility.

     "Banking Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of California and/or Nevada, or is a day on which banking institutions located in California and/or Nevada are required or authorized by law or other governmental action to close.

     "Bankruptcy Code" shall mean the United States Bankruptcy Code, as amended, 11 U.S.C. Section 101, et seq.
                           -------

     "Banks" shall have the meaning set forth in the Preamble to this Credit Agreement.

     "Base Rate" shall mean, as of any date of determination, the rate per annum equal to the higher of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus one-half of one percent (1/2 of 1%) (fifty basis points).

     "Base Rate Loan" shall mean reference to that portion of the unpaid principal balance of the Credit Facility bearing interest with reference to the Base Rate plus the Applicable Margin.

     "Borrower Consolidation" means reference to the Borrowers on a consolidated basis, without regard to the Guarantor or any other Subsidiary or Affiliate of Guarantor.

     "Borrowers" shall have the meaning ascribed to such term in the Preamble to this Credit Agreement.

     "Borrowing(s)" shall mean such amounts as Borrowers may request from Agent Bank from time to time to be advanced under the Credit Facility by Notice of Borrowing in the manner provided in Section 2.03 or at the request of Agent Bank pursuant to Section 2.08.

"Breakage Charges" shall have the meaning set forth in Section 2.07(c) of the Credit Agreement.

     "CCCC" shall have the meaning set forth in the Preamble to this Credit Agreement.

     "Caledon Investment" shall mean the investment, directly by Guarantor or through a Subsidiary which is owned or controlled by Guarantor, in a hotel, casino and spa facility located in Caledon, Western Cape Providence of South Africa.

     "Capital Expenditures" shall mean, for any period, without duplication, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including Capitalized Lease Liabilities) by the Borrowers during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed or capital asset accounts reflected in the balance sheet of the Borrowers (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by Borrowers to the extent of (a) the gross amount of such purchase price less (b) the cash proceeds of trade-in credit of the equipment
                 ----
being traded in at such time), but excluding capital expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or refinanced from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation of or the exercise of the power of eminent domain with respect to such assets being replaced or restored.

     "Capital Proceeds" shall mean the net proceeds (after deducting all reasonable expenses incurred in connection therewith) available to Borrowers from: (i) partial or total condemnation or destruction of any part of the Collateral, (ii) sales of easements, rights of way or similar interests in any portion of the Real Property, (iii) insurance proceeds (other than rent insurance and business interruption insurance) received in connection with damage to or destruction of any part of the Collateral, (iv) the sale or other disposition of any portion of the Collateral in accordance with the provisions of this Credit Agreement (not including, however, any proceeds received by Borrowers from a sale of FF&E if such FF&E is replaced by items of equivalent value and utility, in each case such exclusion to apply only during any period in which no Event of Default has occurred and is continuing), and (v) any other extraordinary receipt of proceeds not in the ordinary course of business and treated, for accounting purposes, as capital in nature.

     "Capitalized Lease Liabilities" means all monetary obligations of Borrowers under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Credit Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with

GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash" shall mean, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP.

     "Cash Collateral Account" shall mean the restricted depository savings account to be established by Borrowers or Agent Bank on behalf of Borrowers with L/C Issuer at its offices located at 3800 Howard Hughes Parkway, Las Vegas,
Nevada, or at such other office located in the United States as may be designated from time to time by L/C Issuer, for the purpose of depositing Cash collateral for the aggregate L/C Exposure upon the occurrence of any Event of Default.

     "Cash Collateral Pledge Agreement" shall mean the Pledge and Assignment of Savings Account Agreement to be executed by Borrowers in favor of L/C Issuer as of the Closing Date as the same may be amended or modified from time to time under the terms of which all sums held from time to time in the Cash Collateral Account are pledged in favor of L/C Issuer to secure repayment of any funding required under any outstanding Letters of Credit, a copy of the form of which Cash Collateral Pledge Agreement is marked "Exhibit J", affixed to the Credit Agreement and by this reference incorporated herein and made a part hereof.

     "Casino Facilities" shall mean collective reference to the Real Property, the casino businesses and related activities conducted by Borrowers in and on the Real Property including, without limitation, activities conducted under the name and style of "Legends", "Diamond Lil's", the "Golden Horseshoe" and Womack's" and all improvements now or hereafter situate thereon, together with any other real property, personal property or interests therein which are used by Borrowers as a part of the operation of the casino businesses conducted by Borrowers on the Real Property.

     "Closing  Certificate"  shall  have  the  meaning  ascribed to such term in
Section  3.05(v).

     "Closing Date" shall mean the date upon which: (i) each condition precedent required under Article IIIA of this Credit Agreement has been satisfied or waived and (ii) the Security Documentation has been filed and/or recorded in accordance with and in the manner required by the Depository Closing Instructions, or such other date as to which Agent Bank and Borrowers agree in writing.

     "Closing  Disbursements"  shall  have  the  meaning  set  forth  in Section
2.02(a).

"Collateral" shall mean collective reference to all of Borrowers' right, title and interest in and to: (i) all of the Real Property and the personal property, FF&E, contract rights, leases, stock, intangibles and other interests of the Borrowers which are subject to the liens, pledges and security interests created by the Security Documentation; (ii) all rights of the Borrowers assigned and/or pledged as additional security pursuant to the terms of the Loan Documents and Security Documentation; and (iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of the Borrowers which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Banks or Agent Bank on behalf of Lenders to secure payment of the Credit Facility.

     "Commercial Letter(s) of Credit" shall mean a letter or letters of credit issued by L/C Issuer pursuant to Section 2.08 of the Credit Agreement for the purpose of assuring payment for goods, equipment or materials supplied to Borrower.

     "Compliance Certificate" shall mean the compliance certificates referred to in Section 5.08(f), substantially in the form set forth on "Exhibit F", affixed hereto and by this reference incorporated herein and made a part hereof.

     "Contingent Liability(ies)" shall mean, as to any Person, any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases or dividends ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) to make payment in respect of any net liability arising in connection with any Interest Rate Hedges, foreign currency exchange agreement, commodity hedging agreement or any similar agreement or arrangement in any such case if the purpose or intent of such agreement is to provide assurance that such primary obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such primary obligation will be protected (in whole or in part) against loss in respect thereof or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Liability shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Liability shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such

Contingent Liability is made or, if not stated or determinable, the reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Continuation/Conversion Notice" shall mean a notice of continuation of or conversion to a LIBOR Loan and certificate duly executed by an Authorized Officer, substantially in the form of that certain exhibit marked "Exhibit H, affixed hereto and by this reference incorporated herein and made a part hereof.

     "Contractual Obligation" means, as to any Person, any provision of any outstanding securities issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its assets is bound.

     "Convert, Conversion and Converted" shall refer to a Borrowing at or continuation of a particular interest rate basis or conversion of one interest rate basis to another pursuant to Section 2.05(c).

     "Credit Agreement" shall mean this Amended and Restated Credit Agreement, together with all Schedules and Exhibits attached thereto, executed by and among Borrowers, Guarantor and Banks setting forth the terms and conditions of the Bank Facilities as it may be amended, modified, extended, renewed or restated from time to time.

     "Credit Facility" shall mean the agreement of Lenders to fund the Closing Disbursements on the Closing Date and other Borrowings during the Revolving Credit Period, subject to the terms and conditions set forth in this Credit Agreement and the Revolving Credit Note, up to the Maximum Permitted Balance as reduced from time to time in accordance with the terms of this Credit Agreement and the Revolving Credit Note.

     "Czech Republic Investment" shall mean an investment, directly by Guarantor, or through a Subsidiary which is owned or controlled by Guarantor, for the purpose of: (i) acquiring an ownership interest in Casino Millenium, a.s., a Czech company which owns a casino business in the City of Prague that is currently operated by Guarantor pursuant to a management agreement; or (ii) acquiring an ownership interest in the assets of Casino Millenium, a.s.

     "Deed of Trust" shall mean the Leasehold and Fee Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents to be executed, as of the Closing Date, by Borrowers, as trustor and debtor, to the Public Trustee of Teller County, Colorado, as trustee, in favor of Agent Bank on behalf of Lenders, as beneficiary, for the purposes of providing a security for the Credit Facility encumbering the Collateral more particularly therein described as a first mortgage lien, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

     "Default" shall mean the occurrence or non-occurrence, as the case may be, of any event that with the giving of notice or passage of time, or both, would become an Event of Default, pursuant to Article VII.

     "Default  Notice  Recording"  shall  mean  either:

          (i) the filing with the Public Trustee of Teller County, Colorado, of a Notice of Election and Demand for Sale pursuant to Colorado Revised Statutes, Section 38-38-101, or any applicable successor statute, by Agent Bank as beneficiary under the Deed of Trust, or

          (ii) the commencement of a judicial foreclosure action in an appropriate court in and for the County of Teller, Colorado, pursuant to which Lenders or Agent Bank on behalf of Lenders seek judicial foreclosure of the Deed of Trust.

     "Default  Rate"  shall  have  the  meaning  set  forth  in Section 2.10(b).

     "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Credit Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Banking Business Days after notice from Agent Bank.

     "Depository Closing Instructions" shall mean the Depository Closing Instructions to be given by Agent Bank to Title Insurance Company at or prior to the Closing Date setting forth the requirements for the issuance of the Title Insurance Policy and other conditions for the closing of the Credit Facility, as it may be amended or modified prior to the Closing Date to the reasonable satisfaction of Agent Bank, Requisite Lenders and the Borrowers.

     "Designated Deposit Account" shall mean a deposit account to be maintained by Borrowers, as from time to time designated in writing to Agent Bank by an Authorized Officer.

     "Dispute"  shall  have  the  meaning  set  forth  in  Section  10.14(a).

     "Distributions" shall mean and collectively refer to any and all cash dividends, loans, payments (including principal payments made on Subordinated
Debt), advances or other distributions, fees or compensation of any kind or character whatsoever made by Borrowers to any Person which is not a member of the Borrower
Consolidation, but shall not include consideration paid for tangible and intangible assets in an arms length exchange for fair market value, trade payments made and other payments for liabilities incurred in the ordinary course of business or compensation and fees to officers, directors, members, managers and employees of Borrowers, all in the ordinary course of business.

     "Documents"  shall  have  the  meaning  set  forth  in  Section  10.14(a).

     "Dollars"  and  "$" means the lawful money of the United States of America.

     "Double Eagle Hotel & Casino" shall mean the hotel and casino facility located at 442 East Bennett avenue in Cripple Creek, Colorado, including forty-five thousand (45,000) square feet of gaming space, one hundred fifty-eight (158) hotel rooms, four hundred (400) parking spaces and an eighty-five (85) seat restaurant.

     "EBITDA" shall mean with reference to any Person, for any Fiscal Period under review, the sum of (i) Net Income for that period, plus (ii) Interest Expense (expensed and capitalized) for that period, plus (iii) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), plus (iv) depreciation, amortization and all other non-cash expenses for that period, in each case determined in accordance with GAAP and, in the case of items (ii), (iii) and
(iv), only to the extent deducted in the determination of Net Income for that period.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eligible Assignee" means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank, savings and loan association or savings bank that is organized under the Laws of the United States of America, any State thereof or the District of Columbia, or (d) any commercial bank that is organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, provided that (A) such bank is acting
                                           --------
through a branch or agency located in the United States of America and (B) such bank is otherwise exempt from withholding of tax on interest and delivers Form
1001 or Form 4224 at the time of any assignment, and (e) with respect to such commercial bank or financial institution as described in (a) through (d) above, no finding of unsuitability has been made or determined by any Gaming Authority.

     "Eligible Subparticipant" shall mean any Person which is a bank, savings and loan association or other financial or lending institution which has not been found unsuitable as a lender by the Gaming Authorities.

"Environmental Certificate" shall mean the Certificate and Indemnification Regarding Hazardous Substances to be executed by Borrowers and Guarantor on or before the Closing Date and delivered to Agent Bank as a further inducement to the Banks to establish the Credit Facility, as may be amended, modified, extended, renewed or restated from time to time.

     "Environmental Site Assessment(s)" shall mean a Phase 1 Environmental Site Assessment or Assessments of the applicable land under review prepared in conformance with the scope and limitations of ASTM Standard Designation E1527-93.

     "Equipment Leases and Contracts" shall mean the executed leases and purchase contracts pertaining to FF&E wherein Borrowers are the lessee or vendee, as the case may be, as set forth on that certain Schedule of Equipment Leases and Contracts designated as Schedule 4.17, affixed hereto and by this reference incorporated herein and made a part hereof.

     "Event  of  Default"  shall mean any event of default as defined in Section
7.01  hereof.

     "Existing Credit Agreement" shall mean the Credit Agreement dated as of March 31, 1997, as amended by First Amendment to Credit Agreement dated as of November 11, 1997, by Second Amendment to Credit Agreement dated as of January 28, 1998, by Third Amendment to Credit Agreement dated November 4, 1998 and by Fourth Amendment to Credit Agreement dated as of November 15, 1999.

     "Existing RLC Note" shall mean the Revolving Credit Note (Second Restated) dated November 4, 1998, in the principal sum of Twenty Million Dollars ($20,000,000.00), executed by Borrowers, payable to the order of Agent Bank.

     "FF&E" shall mean collective reference to any and all furnishings, fixtures and equipment, including, without limitation, all Gaming Devices and associated equipment, which have been installed or are to be installed and used in connection with the operation of the Casino Facilities and in connection with any other business operation conducted on the Real Property and those items of furniture, fixtures and equipment which have been purchased or leased or are hereafter purchased or leased by Borrowers in connection with the Casino Facilities and in connection with any other business operation conducted on the Real Property.

     "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

"Federal Funds Rate" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Agent Bank. For purposes of the Credit Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

     "Financial Covenant" shall mean individual reference and "Financial Covenants" shall mean collective reference to the Financial Covenants set forth in Article VI of the Credit Agreement.

     "Financing Statements" shall mean the Uniform Commercial Code Financing Statements required to be filed with (i) the Office of the Secretary of State of Colorado, (ii) the Office of the Recorder of Teller County, Colorado, and (iii) with the Secretary of State of the State in which Borrowers' chief executive office is located, in order to perfect the security interest granted to Agent Bank under the Deed of Trust and other Security Documentation in accordance with the requirements of the Uniform Commercial Code.

     "Fiscal Quarter" shall mean the consecutive three (3) month periods during each Fiscal Year beginning on January 1, April 1, July 1 and October 1, and ending on March 31, June 30, September 30 and December 31, respectively.

     "Fiscal Year" shall mean the fiscal year period beginning January 1 of each calendar year and ending on the following December 31.

     "Fiscal  Year  End"  shall  mean  December  31  of  each  calendar  year.

     "Funded Debt" shall mean for any period the daily average during the last month of such period of both the long-term and current portions (without duplication) of all interest bearing Indebtedness and Capitalized Lease
Liabilities, plus the amount of all Contingent Liabilities (other than the Guaranty) as of the last day of such period.

"Funded Outstandings" shall mean the unpaid principal amount outstanding on the Credit Facility as of any given date of determination for Borrowings made thereunder, not including the amount of any L/C Exposure.

     "Funding Date" shall mean each date upon which Lenders fund Borrowings requested by Borrowers in accordance with the provisions of Section 2.03 or at the request of Agent Bank pursuant to Section 2.08.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Gaming Authorities" means collective reference to the Division of Gaming of the Colorado Department of Revenue, the Colorado Limited Gaming Control Commission and each other agency or other political subdivision which has jurisdiction over the gaming activities of Borrowers at the Casino Facilities.

     "Gaming Devices" shall mean slot machines and other devices which constitute gaming devices and related equipment as defined by the Gaming Authorities and Gaming Laws.

     "Gaming Laws" shall mean the Colorado Limited Gaming Act and the regulations relating thereto and all other rules, regulations, statutes and ordinances having authority or with which compliance is required for the conduct of gambling, gaming and casino activities at the Casino Facilities.

     "Gaming Permits" shall mean collective reference to every license, permit or other authorization required to own, operate and otherwise conduct gambling, gaming and casino activities at the Casino Facilities, including, without limitation, all licenses granted by the Gaming Authorities and all other applicable Governmental Authorities.

     "Golden  Horseshoe Lease" shall mean collective reference to the following:
(i) that certain "Agreement" which is executed by Harold William Large ("Large"), and by Teller Realty, Inc., a Colorado corporation ("Teller") under date of August 31, 1994 pursuant to which, among other things, Large leased the Horseshoe Property to Teller and granted Teller an option to purchase the Horseshoe Property (the "Master Lease"); (ii) that certain "Agreement" as amended by that certain "Addendum to Agreement" and by that certain "Second Addendum", all of which are executed by Teller and by Gold Creek Associates, L.P. ("Gold Creek") under date of May 1, 1995 pursuant to which, among other things, Teller subleased the Horseshoe Property to Gold Creek and granted Gold Creek a suboption to purchase the Horseshoe Property record notice of which is recorded in the office of the Clerk and Recorder of Teller County, Colorado on December 1, 1995 at Reception No. 440946 (collectively, the "Sublease"); and
(iii) that certain "Four Party Agreement, Assignment and Assumption of Lease, Consent to Assignment of Lease, Confirmation of Option Agreement and Estoppel Statements" executed by Large, Teller, Gold Creek and WMCKAC under date of July 1, 1996 and recorded in the office of the Clerk and Recorder of Teller County, Colorado on July 3, 1996 at Reception No. 449555 pursuant to which, among other things: (aa) Gold Creek assigned all of its right, title and interest in the Sublease to WMCKAC; (bb) Large and Teller consented to such Assignment; and (cc) Large and Teller granted certain assurances to WMCKAC regarding the continued effectiveness of the Lease and Sublease; all as such agreements may hereafter be extended, renewed, amended, restated or otherwise modified.

     "Golden Horseshoe Lease Estoppel Certificate" shall mean an estoppel certificate duly executed by Teller Realty, Inc., as sublessor under the Golden Horseshoe Lease, and WMCKAC, as sublessee under the Golden Horseshoe Lease wherein Teller Realty, Inc. certifies and represents to Agent Bank on behalf of Lenders that: (a) the Golden Horseshoe Lease represents the entire agreement between the parties thereto with respect to the Golden Horseshoe Property; (b) the Golden Horseshoe Lease has not been modified, supplemented or amended except as described herein; (c) to the best knowledge of such party, there are no defaults presently existing or continuing under any of the provisions of the Golden Horseshoe Lease; (d) other provisions regarding Agent Bank's entitlement to notice of, and right to cure, such defaults under the Golden Horseshoe Lease, as Agent Bank shall require; and (e) such other provisions as may be required by Agent Bank.

     "Golden Horseshoe Property" shall mean that certain real property described as parcel 2 on the Title Report.

     "Government Securities" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

     "Governmental Authority" or "Governmental Authorities" shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official whose consent or approval is required or whose regulations must be followed as a prerequisite to (i) the continued operation and occupancy of the Real

Property and the Casino Facilities or (ii) the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature herein contained.

     "Guarantor"  shall  mean  Century  Casinos,  Inc.,  a Delaware corporation.

     "Guaranty" shall mean the General Continuing Guaranty to be executed by Guarantor in favor of Agent Bank on behalf of the Banks, under the terms of which Guarantor irrevocably and unconditionally guaranties the prompt payment and performance of Borrowers' promises, covenants and agreements under this Credit Agreement, the Revolving Credit Note and each of the Loan Documents, a copy of the form of which is marked "Exhibit B", affixed hereto and by this reference incorporated herein and made a part hereof, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

     "Hazardous Materials Claims" shall have the meaning set forth in Section 5.20.

     "Hazardous  Materials  Laws"  shall  have  the meaning set forth in Section
5.20.

     "Indebtedness" shall mean, as to any Person, without duplication, (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money, (b) the deferred purchase price of property or services (other than accrued expenses, tax liability, deferred taxes, and trade accounts payable less than ninety (90) days past due and other accrued or deferred liabilities incurred in the ordinary course of business) which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (d) all obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all liabilities of the type described in clauses
(a) through (d) or (f) of this definition secured by (or for which the holder of any such liability has an existing right, contingent or otherwise, to be secured
by) any lien or encumbrance on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (f) all Capitalized Lease Liabilities of such Person, and (g) all Contingent Liabilities of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (a)-(f) of this definition.

     "Indemnified Party" and "Indemnified Parties" shall have the meaning ascribed to such terms in Section 5.14.

     "Interest Expense" shall mean with respect to any Person, as of the last day of any fiscal period under review, the sum of (i) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period by such Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus (ii) the portion of the up front costs and expenses for Interest Rate Hedges (to the extent not included in (i)) fairly allocated to such interest rate hedges as expenses for such period, plus (iii) the portions of Capital Lease Liabilities that should be treated as interest in accordance with GAAP.

     "Interest  Expense  Coverage  Ratio"  shall  be  defined  as  follows:

EBITDA, minus Distributions (exclusive of the Permitted Distribution Carve-Outs), minus Non-Financed Capital Expenditures incurred during the period under review

Divided  by  ()

Interest Expense paid with respect to the Fiscal Quarter under review and the most recently ended three immediately preceding Fiscal Quarters on a four fiscal quarter basis on all Indebtedness (accrued and capitalized).

     "Interest Period(s)" shall have the meaning set forth in Section 2.05(d) of the Credit Agreement.

     "Interest Rate Hedge" shall mean collective reference to any one or more interest rate swap agreements, interest rate cap agreements, basis swaps, forward rate agreements and interest collar or floor agreements and all other interest rate protection products or arrangements designed to protect against fluctuations in interest rates or currency exchange rates for the purpose of hedging the interest rates on the Credit Facility.

     "Interest  Rate  Option"  shall  have  the meaning ascribed to such term in
Section  2.05(b)  of  the  Credit  Agreement.

     "Investment" shall mean, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership
                                                       ---------
and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested without adjustment for subsequent increases or decreases in the value of such Investment.

"Johannesburg Investment" shall mean the investment, directly by Guarantor or through a Subsidiary which is owned or controlled by Guarantor, in a partnership or other joint venture arrangement with an entity known as "Silverstar" for a casino operation to be located in the greater Johannesburg, South Africa area.

     "L/C Agreement(s)" shall mean collective reference to the Application and Agreement for Standby Letter of Credit and Application for Commercial Letter of Credit and addendum(s) thereto executed by an Authorized Officer of Borrowers in favor of L/C Issuer in L/C Issuer's standard form, setting forth the terms and conditions upon which L/C Issuer shall issue a Letter(s) of Credit, as the same may be amended or modified from time to time.

     "L/C Exposure" shall mean the aggregate amount which L/C Issuer may be required to fund or is contingently liable for disbursement under all issued and outstanding Letter(s) of Credit, which amount shall be determined by subtracting from the aggregate of the Stated Amount of each such Letter(s) of Credit, the principal amount of all L/C Reimbursement Obligations which have accrued and have been fully satisfied as of each date of determination.

     "L/C Facility" shall mean the agreement of L/C Issuer to issue Letters of Credit subject to the terms and conditions and up to the maximum amounts and duration as set forth in Section 2.08 of the Credit Agreement.

     "L/C Fee" shall have the meaning set forth in Section 2.09(c) of the Credit Agreement.

     "L/C Issuer" shall mean WFB in its capacity as the issuer of Letters of Credit under the L/C Facility.

     "L/C Reimbursement Obligation(s)" shall mean the obligation of Borrowers to reimburse L/C Issuer for amounts funded or disbursed under a Letter(s) of Credit, together with accrued interest thereon.

     "LIBO Rate" means, relative to any LIBOR Loan Interest Period for any LIBOR Loan included in any Borrowing, the per annum rate (reserve adjusted as hereinbelow provided) of interest quoted by Agent Bank, rounded upwards, if necessary, to the nearest one-sixteenth of one percent (0.0625%) at which Dollar deposits in immediately available funds are offered by Agent Bank to leading banks in the London interbank market at approximately 11:00 a.m. London, England time two (2) Banking Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount equal or comparable to the LIBOR Loan to which such Interest Period relates.

The foregoing rate of interest shall be reserve adjusted by dividing the applicable LIBO Rate by a one (1.00) minus the LIBOR Reserve Percentage, with such quotient to be rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%). All references in this Credit Agreement or other Loan Documents to a LIBO Rate include the aforesaid reserve adjustment.

     "LIBOR Loan" shall mean each portion of the total unpaid principal under the Credit Facility which bears interest at a rate determined by reference to the LIBO Rate plus the Applicable Margin.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBOR Loans made by any Lender, the reserve percentage (expressed as a decimal) equal to the actual aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transactional adjustments or other scheduled changes in reserve requirements) announced within Agent Bank as the reserve percentage applicable to Agent Bank as specified under regulations issued from time to time by the Federal Reserve Board. The LIBOR Reserve Percentage shall be based on Regulation D of the Federal Reserve Board or other regulations from time to time in effect concerning reserves for "Eurocurrency Liabilities" from related institutions as though Agent Bank were in a net borrowing position.

     "Laws" means, collectively, all international, foreign, federal, state and local statutes, maritime laws, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

     "Lender  Reply Period" shall have the meaning set forth in Section 9.10(d).

     "Lenders" means WFB and any other bank, finance company, insurance or other financial institution which is or becomes a party to this Credit Agreement by execution of a counterpart signature page hereto or by execution of an Assignment and Assumption Agreement, as assignee. At all times that there are no Lenders other than WFB, the terms "Lender" and "Lenders" means WFB in its individual capacity. With respect to matters requiring the consent to or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders" shall be deemed to mean "all Lenders other than Defaulting Lenders".

     "Letter(s) of Credit" shall mean collective reference to the Standby Letter(s) of Credit and/or Commercial Letter(s) of Credit, as the case may be, issued by L/C Issuer on behalf of Borrowers, as the same may be extended, renewed or reissued from time to time.

"Leverage Ratio" as of the end of any Fiscal Quarter shall mean the ratio resulting by dividing (a) Funded Debt for the Fiscal Quarter under review by (b) the sum of EBITDA for the Fiscal Quarter under review plus EBITDA for each of the most recently ended three (3) preceding Fiscal Quarters.

     "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "Liabilities and Costs" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

     "Loan Documents" shall mean the collective reference to this Credit Agreement, the Revolving Credit Note, the Security Documentation, Cash Collateral Pledge Agreement, Guaranty, Environmental Certificate and all other instruments and agreements required to be executed by or on behalf of Borrowers, Guarantor, or any other Person in connection with the Credit Facility for the benefit of Banks or Agent Bank on behalf of the Lenders and/or the L/C Issuer, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

     "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

     "Material Adverse Change" shall mean: (i) any set of circumstances or events which is material and adverse to the Collateral or the condition (financial or otherwise), business operations or prospects of (a) the Borrower Consolidation or the Guarantor taken as a whole, or (b) the ability of Borrowers or the Guarantor to perform their respective Obligations under the Loan Documents, or (c) the ability of any of the Lenders to enforce any of their material rights or remedies under any of the Loan Documents, or (ii) any event or change which has or results in a material adverse effect upon (a) the validity or priority of any of the Loan Documents, or (b) the use, occupancy or operation of the Casino Facilities.

     "Maturity  Date"  shall  mean  April  26,  2004.

"Maximum Availability" shall mean the Maximum Permitted Balance less the Aggregate Outstandings.

     "Maximum Permitted Balance" shall mean the maximum amount of principal which may be outstanding on the Credit Facility from time to time which shall be the lesser of: (a) the Maximum Scheduled Balance, or (b) the amount to which the Maximum Scheduled Balance is voluntarily reduced by Borrower pursuant to Section 2.01(c) or is otherwise reduced or limited pursuant to Sections 5.01, 5.12 or
8.02  or  by  Scheduled  Reductions.

     "Maximum Scheduled Balance" shall mean the maximum amount of scheduled principal which may be outstanding on the Credit Facility from time to time in the amount of the Aggregate Commitment as of the Closing Date, as reduced from time to time by the Scheduled Reductions as set forth on the Aggregate Commitment Reduction Schedule.

     "Net Income" shall mean with respect to any Person for any fiscal period, the net income of such Person during such fiscal period determined in accordance with GAAP, consistently applied.

     "Non-Financed Capital Expenditures" shall mean Capital Expenditures which are paid by any member of the Borrower Consolidation from assets of the Borrower Consolidation and not from the Credit Facility or through any other loan, credit agreement, lease or financing from any source.

     "Non-Pro Rata Borrowing" means a Borrowing with respect to which fewer than all Lenders have funded their respective Pro Rata Shares of such Borrowing and the failure of the non-funding Lender or Lenders to fund its or their respective Pro Rata Shares of such Borrowing constitutes a breach of this Credit Agreement.

     "Nonusage Fee" shall have the meaning ascribed to such term in Section 2.09(b) of this Credit Agreement.

     "Notice  of  Borrowing"  shall  have the meaning set forth in Section 2.03.

     "Obligations" means, from time to time, all Indebtedness of Borrowers owing to Agent Bank, any Lender or any Person entitled to indemnification pursuant to
Section 5.14, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Credit Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrowers under or in connection with Credit Agreement or any other Loan Document.
Notwithstanding the foregoing definition of "Obligations", Borrowers' obligations under any environmental indemnity agreement constituting a Loan Document, or any environmental representation, warranty, covenant, indemnity or similar provision in this Credit Agreement or any other Loan Document, shall be secured by the Collateral only to the extent, if any, specifically provided in the Security Documentation.

     "Office Building Parcel" shall mean the real property described on that certain exhibit marked "Exhibit N," affixed hereto and by this reference incorporated herein and made a part hereof, together with all buildings and other improvements now or hereafter constructed thereon.

     "Payment Subordination Agreement" shall mean the Payment Subordination Agreement to be executed by Guarantor in favor of Agent Bank on behalf of the Lenders on or before the Closing Date in the form of the Payment Subordination Agreement marked "Exhibit I", affixed hereto and by this reference incorporated herein and made a part hereof.

     "Pension Plan" means any "employee pension benefit plan" that is subject to Title IV of ERISA and which is maintained for employees of Borrower or any of its ERISA Affiliates.

     "Permitted Distribution Carve-Outs" shall mean collective reference to the Distributions specifically described in subparagraphs (a) through (e) below made during the period commencing on November 30, 1999 and continuing until Bank Facility Termination, and which may be made subsequent to the Closing Date so long as: (i) no Default or Event of Default has occurred and remains continuing at the time of such Distributions, (ii) December 31, 2001 shall not have occurred; and (iii) such Permitted Distribution Carve-Outs do not exceed Ten Million Five Hundred Thousand Dollars ($10,500,000.00) in the aggregate:

          a. Distribution of the Johannesburg Investment up to a maximum aggregate amount of Two Million Dollars ($2,000,000.00);

          b. Distribution of the Caledon Investment up to a maximum aggregate amount of Four Million Three Hundred Dollars ($4,300,000.00);

c. Distribution to be applied toward a pre-payment or repayment of principal on the Subordinated Debt up to the maximum aggregate amount of One Million Dollars ($1,000,000.00);

          d. Distributions to be used to repurchase the stock of Guarantor up to a maximum aggregate amount of Three Million Dollars ($3,000,000.00); and

          e. Distribution of the Czech Republic Investment up to a maximum aggregate amount of Seven Hundred Twenty-Five Thousand Dollars ($725,000.00).

     "Permitted Encumbrances" shall mean, at any particular time, (i) liens for taxes, assessments or governmental charges not then due, payable and delinquent or being contested in good faith, (ii) liens for taxes, assessments or governmental charges not then required to be paid pursuant to Section 5.10 or being contested in good faith, (iii) liens in favor of Agent Bank or any Lender created or contemplated by the Security Documentation, or securing Secured Interest Rate Hedges, (iv) the liens, encumbrances and restrictions on the Real Property and existing improvements which are allowed by Banks to appear in Schedule B, Part I and II of the Title Insurance Policy relating to such Real Property at the Closing Date, (v) liens in favor of Agent Bank on behalf of the Lenders or consented to in writing by Agent Bank, (vi) easements, licenses or rights-of-way, hereafter granted to any Governmental Authority or public utility providing services to the Casino Facilities which are first approved in writing by the Agent Bank, (vii) judgment liens on property other than the Collateral which do not constitute an Event of Default, (viii) statutory liens of landlords, revenue authorities and materialmen and other similar liens imposed by law incurred in the ordinary course of business which could not reasonably be expected to result in a Material Adverse Change and which are discharged in accordance with Section 5.04, (ix) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations; (x) leases, concessions or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Borrowers; and (xi) liens or other minor defects, encroachments or irregularities in title that do not result in a Material Adverse Change.

     "Person" means an individual, firm, corporation, trust, association, partnership, joint venture, tribunal or other entity.

"Policies of Insurance" shall mean the insurance to be obtained and maintained by Borrower throughout the term of this Credit Agreement as provided by Section
5.09  herein.

     "Post  Foreclosure  Plan"  shall  have  the  meaning  set  forth in Section
9.11(e).

     "Potential L/C Exposure" shall mean the amount of L/C Exposure that would result from the issuance of each Letter of Credit that is requested by Borrowers, or any of them, pursuant to Section 2.08 herein, which amount shall be measured during the period commencing on the date of such request for issuance and continuing until the requested Letter of Credit is either issued by the L/C Issuer or the request for issuance is rejected, withdrawn, rescinded or otherwise terminated.

     "Pricing  Certificate" shall have the meaning set forth in Section 5.08(b).

     "Prime Rate" shall mean the rate of interest per annum which WFB from time to time identifies and publicly announces at its principal office in San Francisco, California, as its "prime rate" or "reference rate" and is not necessarily, for example, the lowest rate of interest which WFB collects from any borrower or group of borrowers.

     "Principal Prepayments" shall have the meaning set forth in Section 2.07(a) of this Credit Agreement.

     "Pro Rata Share" means, with respect to any Lender, a percentage equal to such Lender's Syndication Interest in the Credit Facility as set forth on Schedule of Lenders' Proportions in Credit Facility.

     "Protective Advance" means all sums expended as determined by Agent Bank to be necessary to: (a) protect the priority, validity and enforceability of the Security Documentation on, and security interests in, any Collateral and the instruments evidencing or securing the Obligations, or (b) prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value), or (c) protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in accordance with Section 10.20 or post-foreclosure ownership, maintenance, operation or marketing of any Collateral.

     "Rate  Adjustment  Date"  shall  mean  September  1,  2000.

     "Real Property" shall mean: (i) the land which is the subject of and particularly described in the Title Report, together with all improvements now or hereafter situate thereon; (ii) upon acquisition of a fee interest in the T-Shirt Shop by Borrowers, or any of them, the T-Shirt Shop, (iii) upon acceptance of the Office Building Parcel by Agent Bank as additional Collateral pursuant to Section 5.24, the Office Building Parcel, and (iv) upon acceptance of each respective Additional Real Property Acquisition by Agent Bank as additional Collateral pursuant to
Section  5.25,  the  Additional  Real Property Acquisitions so accepted by Agent
Bank.

     "Reduction Date(s)" shall mean reference to each Reduction Date, as the context may require as set forth on the Aggregate Commitment Reduction Schedule.

     "Reportable Event" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under
Section  110  of  ERISA.

     "Requisite Lenders" mean, collectively, Lenders whose Pro Rata Shares, in the aggregate, are at least sixty-six and two-thirds percent (66-2/3%), provided that, (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders, and (ii) notwithstanding the foregoing, at all times when two or more Lenders are party to this Credit Agreement, the term Requisite Lenders shall in no event mean less than two (2) Lenders.

     "Revolving Credit Note" shall mean the Revolving Credit Note, a copy of which is marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by Borrowers on the Closing Date, payable to the order of Agent Bank on behalf of the Lenders, evidencing the Credit Facility, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

     "Revolving Credit Period" shall mean the period commencing on the Closing Date and terminating on the Maturity Date.

     "Schedule of Lenders' Proportions in Credit Facility" shall mean the Schedule of Lenders' Proportions in Credit Facility, a copy of which is set forth as Schedule 2.01(a), affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the respective Syndication Interest and maximum amount to be funded under the Credit Facility by each Lender, as the same may be amended or restated from time to time in connection with an Assignment and Assumption Agreement.

     "Schedule of Significant Litigation" shall mean the Schedule of Significant Litigation, a copy of which is set forth as Schedule 3.16, affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the information described in Section 3.16 with respect to each Significant Litigation.

     "Scheduled Reductions" shall mean the amount by which the Aggregate Commitment is reduced on each Reduction Date as set forth on the Aggregate Commitment Reduction Schedule.

     "Secured Interest Rate Hedge(s)" shall mean any Interest Rate Hedge entered into between Borrowers and any Lender, or Affiliate of any Lender, which is secured by the Deed of Trust.

     "Security Documentation" shall mean collective reference to the Deed of Trust, Financing Statements, Assignment of Entitlements, Contracts, Rents and Revenues, Assignment of Golden Horseshoe Lease and all other instruments and agreements to be executed by or on behalf of Borrowers or other applicable Persons, in favor of Agent Bank on behalf of the Lenders securing repayment of the Credit Facility.

     "Significant Litigation" shall mean each action, suit, proceeding, litigation and controversy involving any Borrower involving claims in excess of One Million Dollars ($1,000,000.00) or which if determined adversely to the interests of such Borrower, could result in a Material Adverse Change.

     "Spaceleases" shall mean the executed leases and concession agreements pertaining to the Casino Facilities, or any portion thereof, wherein Borrower is the lessor, as set forth on that certain Schedule of Spaceleases designated as
Schedule 4.16, affixed hereto and by this reference incorporated herein and made a part hereof.

     "Standby Letter(s) of Credit" shall mean a letter or letters of credit issued by L/C Issuer pursuant to Section 2.08 of the Credit Agreement for the purpose of securing payment or performance of a financial obligation of Borrowers, other than in connection with the payment for goods, equipment or materials.

     "Stated Amount" shall mean the maximum amount which L/C Issuer may be required to disburse to the beneficiary(ies) of a Letter(s) of Credit under the terms thereof.

     "Stated Expiry Date(s)" shall mean the date set forth on the face of a Letter(s) of Credit as the date when all obligations of L/C Issuer to advance funds thereunder will terminate, as the same may be extended from time to time.

     "Subordinated Debt" shall mean collective reference to: (i) the unsecured intercompany Indebtedness, owing by WMCKAC and assumed by WMCKVC, payable to the order of Guarantor in the approximate amount of Five Million Six Hundred Ninety-One

Thousand Dollars ($5,691,000.00) evidenced by a Promissory Note dated June 27, 1996, as amended by an Assignment, Assumption and Amendment Agreement dated as of March 31, 1997, which Subordinated Debt shall be structurally and contractually subordinated to the Credit Facility by execution of the Payment Subordination Agreement by Borrowers and Guarantor in favor of Agent Bank, and
(ii) any other unsecured intercompany Indebtedness owing by any Borrower to Guarantor which is permitted and incurred in accordance with Section 6.05(f).

     "Subsidiary" shall mean, on the date in question, any Person of which an aggregate of 50% or more of the stock of any class or classes (or equivalent interests) is owned of record or beneficially, directly or indirectly, by another Person and/or any of its Subsidiaries, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contin-gencies, entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency.

     "Syndication Interest" shall mean the proportionate interest of each Lender in the Credit Facility as set forth on the Schedule of Lenders' Proportions in Credit Facility, as the same may be amended or restated from time to time.

     "TFCC Permitted Distribution Carve-Outs" shall mean the first Five Million Dollars ($5,000,000.00) of Distributions which constitute Permitted Distribution Carve-Outs.

     "TFCC  Ratio"  shall  be  defined  as  follows:

EBITDA, minus Distributions (exclusive of TFCC Permitted Distribution Carve-Outs), minus Non-Financed Capital Expenditures incurred during the period under review

     Divided  by  ()

Interest Expense actually paid (excluding Subordinated Debt), plus current portion of Scheduled Reductions actually paid where required during the preceding four quarters to bring the Aggregate Outstandings down to the required Maximum Scheduled Balance and Capitalized Lease Liabilities required during the preceding four quarters, plus actual Interest Expense and principal paid
(without  duplication)  on  Subordinated  Debt.

"Taxes"  shall  have  the  meaning  set  forth  in  Section  2.11.

     "Title Insurance Company" shall mean Commonwealth Land Title Insurance Company and its issuing agent, Pikes Peak Title Service, Inc., with offices located at 471 S. Baldwin, Woodland Park, Colorado 80866, together with such reinsurers with direct access as are requested by Agent Bank or other title insurance company or companies as may be acceptable to Agent Bank.

     "Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance, and the endorsements thereto, which are to be issued by Title Insurance Company, as of the Closing Date, in the amount of Twenty-Six Million Dollars ($26,000,000.00), in favor of Agent Bank, insuring the Deed of Trust as a first priority mortgage lien (a first priority lien on the subleasehold and suboption interests of Borrowers as to the Golden Horseshoe Property) encumbering the Real Property therein described subject only to the exceptions shown therein in Schedule B, Part I, all in accordance with the Depository Closing Instructions.

     "Title Report" shall refer to the Title Insurance Commitment issued by Title Insurance Company, under its Order No. L800698, a copy of which is marked "Exhibit M", affixed hereto and by this reference incorporated herein and made a part hereof.

     "T-Shirt Shop" shall mean a two (2) story building located at 247 East Bennett Avenue, in Cripple Creek, Colorado, with approximately five thousand (5,000) square feet of floor space, which is the subject of the T-Shirt Shop Option.

     "T-Shirt Shop Option" shall mean that certain Option Agreement pursuant to which WMCKVC is granted an option to purchase the T-Shirt Shop.

     "Upfront Fee" shall have the meaning ascribed to such term in Section 2.09(a).

     "Upfront Fee Side Letter" shall mean the confidential letter dated concurrently herewith, executed by and between Borrower and Agent Bank concerning payment of the Upfront Fee.

     "Voluntary Permanent Reduction" shall have the meaning set forth in Section 2.01(c).

     "WFB"  shall  mean  Wells  Fargo  Bank,  National  Association.

     "WMCKAC" shall have the meaning set forth in the Preamble to this Credit Agreement.

"WMCKVC" shall have the meaning set forth in the Preamble to this Credit Agreement.
Section  1.01.     Interpretation  and  Construction.  In this Credit Agreement,
                   ---------------------------------
unless  the  context  otherwise  requires:

a. Articles and Sections mentioned by number only are the respective Articles and Sections of this Credit Agreement as so numbered;

b. Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa;
 ----------
c. All times specified herein, unless otherwise specifically referred, shall be the time in San Francisco, California;

d. Any headings preceding the texts of the several Articles and Sections of this Credit Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for con-venience of reference and shall not constitute a part of this Credit Agreement, nor shall they affect its meaning, construction or effect;

e. If any clause, definition, provision or Section of this Credit Agreement shall be determined to be apparently contrary to or conflicting with any other clause, definition, provision or Section of this Credit Agreement then the clause, definition, provision or Section containing the more specific provisions shall control and govern with respect to such apparent conflict. The parties hereto do agree that each has con-tributed to the drafting of this Credit Agreement and all Loan Documents and that the provisions herein contained shall not be construed against either Borrowers or Lenders as having been the person or persons responsible for the preparation thereof;

f. The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms as used in the Credit Agreement refer to this Credit Agreement; the term "heretofore" means before the date of execution of this Credit Agreement; and the term "hereafter" means after the date of the execution of this Credit Agreement;

g. All accounting terms used herein which are not otherwise specifically defined shall be used in accordance with GAAP;

h. If any clause, provision or Section of this Credit Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions hereof;

i. Each reference to this Credit Agreement or any other Loan Document or any of them, as used in this Credit Agreement or in any other Loan Document, shall be deemed a reference to this Credit Agreement or such Loan Document, as applicable, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time; and

j. Every affirmative duty, covenant and obligation of Borrowers hereunder shall be equally applicable to each of the Borrowers individually and where the context would result in the best interests or rights of Banks shall be construed to mean "Borrowers or any of them" or "Borrowers and each of them", as applicable.

Section 1.03. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Credit Agreement shall have such meanings when used in the Revolving Credit Note and in each Loan Document and other communication delivered from time to time in connection with this Credit Agreement or any other Loan Document.

Section 1.04. Cross-References. Unless otherwise specified, references in this Credit Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Credit Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.05. Exhibits and Schedules. All Exhibits and Schedules to this Credit Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.
                                  ARTICLE  II
                  AMOUNT, TERMS AND SECURITY OF THE FACILITIES
                  --------------------------------------------
Section  2.01.     The  Credit  Facility.
                   ---------------------
Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the Revolving Credit Note, on and after the Closing Date Lenders severally agree in the proportions set forth on the Schedule of Lenders' Proportions in Credit Facility to lend and advance Borrowings to Borrowers, up to the Maximum Permitted Balance, consisting of the Closing Disbursements on the Closing Date and such amounts as Borrowers may request during the Revolving Credit Period by Notice of Borrowing duly executed by an Authorized Officer and delivered to Agent Bank from time to time for Borrowings under the Credit Facility as provided in Section 2.03, subject to the uses and purposes set forth in Section 2.02.

b. Subject to the uses and purposes set forth in Section 2.02, on and after the Closing Date Borrowers may borrow, repay and reborrow the Available Borrowings up to the Maximum Permitted Balance from time to time. Provided, however, amounts of Funded Outstandings bearing interest with reference to a LIBO Rate shall be subject to Breakage Charges incident to prepayment. The Credit Facility shall be for a term commencing on the Closing Date and terminating on the Maturity Date, on which date the entire outstanding balance of the Credit Facility shall be fully paid and Bank Facility Termination shall occur. In no event shall any Lender be liable to fund any amounts under the Credit Facility in excess of its respective Syndication Interest in any Borrowing.

c. Notwithstanding the Scheduled Reductions to the Maximum Permitted Balance as set forth on the Aggregate Commitment Reduction Schedule, Borrowers may voluntarily further permanently reduce the Maximum Permitted Balance from time to time (a "Voluntary Permanent Reduction") on the following conditions:

               (i) that each such Voluntary Permanent Reduction be in the minimum amount of One Million Dollars ($1,000,000.00) and in increments of One Hundred Thousand Dollars ($100,000.00) and is made in writing by an Authorized Officer, effective on the fifth (5th) Banking Business Day following receipt by Agent Bank; and

               (ii) that each such Voluntary Permanent Reduction shall be irrevocable and a permanent reduction to the Maximum Permitted Balance.

d. In the event any Scheduled Reduction or Voluntary Permanent Reduction reduces the Maximum Permitted Balance to less than the sum of the Aggregate Outstandings, the Borrowers shall immediately cause the Aggregate Outstandings to be reduced by such amount as may be necessary to cause the Aggregate Outstandings to be equal to or less than the Maximum Permitted Balance.

Section 2.02. Use of Proceeds of the Credit Facility. Available Borrowings shall be used for the purposes of:

a.     On  the  Closing  Date  (collectively  the  "Closing  Disbursements"):

          (i) continuing the outstanding principal balance under the Existing Credit Agreement and Existing RLC Note as Funded Outstandings under the Credit Facility and continuing all outstanding letters of credit under the

Existing Credit Agreement as Letters of Credit under the L/C Facility hereunder;

          (ii)     payment  in  full  of  the  Upfront  Fee;  and

          (iii)     paying  in  full  the  costs,  fees  and  expenses  of Title
Insurance  Company  incurred  in  connection  with  the  issuance  of  the Title
Insurance Policy, the costs, fees and expenses of the attorneys for Borrowers and the costs, fees and expenses of Henderson & Morgan, LLC, attorneys for Agent Bank, and associate counsel and insurance consultants retained by them incurred to the Closing Date.
b.     During  the  Revolving  Credit  Period:

          (i) funding the repayment of L/C Reimbursement Obligations as provided in Section 2.08;

          (ii) funding working capital needs of the Borrower Consolidation relating to the Casino Facilities;

          (iii) funding ongoing Capital Expenditure requirements of the Borrower Consolidation relating to the Casino Facilities; and

          (iv) funding Investments and Distributions to the extent permitted in the Credit Agreement.

Section  2.03.     Notice  of  Borrowings.
                   ----------------------
Borrowings shall be made through Agent Bank's credit sweep product. Provided, however, for each Borrowing in excess of Five Hundred Thousand Dollars ($500,000.00) an Authorized Officer shall give Agent Bank, no later than 9:00 a.m. on any Banking Business Day at Agent Bank's office specified in Section 2.07, two (2) full Banking Business Days prior notice by telephone and thereafter immediately confirmed in writing by delivery to the Agent Bank of a written notice in the form of the Notice of Borrowing ("Notice of Borrowing"), a copy of which is marked "Exhibit C", affixed hereto and by this reference incorporated herein and made a part hereof, for each proposed Borrowing to be made with reference to a LIBO Rate and at least one (1) full Banking Business Day prior notice by telephone and thereafter immediately confirmed in writing by delivery to the Agent Bank of a written notice for all other Borrowings, specifying the date and amount of each proposed Borrowing. Agent Bank shall give prompt notice of each Notice of Borrowing to Lenders of the amount to be funded and specifying the Funding Date. Not later than 11:00 a.m. on the Funding Date specified, each Lender shall disburse to Agent Bank its Pro Rata Share of the amount to be advanced by each such Lender in lawful money of the United States of America and in immediately available funds. Agent Bank shall make the proceeds of such fundings received by it on or before 11:00 a.m. from the Lenders available to Borrowers by depositing, prior to 1:00 p.m. on the day so received (but not prior to the Funding Date) in the Designated Deposit Account maintained with Agent Bank, the amounts received from the Lenders. No Borrowing may exceed the Available Borrowings.

b. The failure of any Lender to fund its Pro Rata Share of any Borrowing on any Funding Date shall neither relieve any other Lender of any obligation hereunder to fund its Pro Rata Share of such Borrowing on such Funding Date nor relieve such Lender which has failed to fund its Pro Rata Share of its obligations to Borrowers hereunder. No Lender shall be responsible for the failure of any other Lender to fund its Pro Rata Share of such Borrowing on any Funding Date nor shall any Lender be responsible for the failure of any other Lender to perform its respective obligations hereunder.

Section 2.04. Conditions of Borrowings. Borrowings, other than Borrowings made at the request of Agent Bank for the purpose of funding repayment of L/C Reimbursement Obligations as hereinafter provided, will only be made so long as Borrowers are in full compliance with each of the requirements and conditions precedent set forth in Article III B of this Credit Agreement. Provided, however, upon the consent of Requisite Lenders, Lenders shall advance Borrowings requested by Borrowers hereunder, notwithstanding the existence of less than full compliance with the requirements of Articles III B, and Borrowings so made shall be deemed to have been made pursuant to this Credit Agreement.

Section 2.05. The Revolving Credit Note and Interest Rate Options. The Credit Facility shall be further evidenced by the Revolving Credit Note payable to the order of Agent Bank on behalf of the Lenders. Borrowers waive any rights which they might otherwise have under Colorado Revised Statutes 13-50-02 or 13-50-103 (or under any corresponding future statute or rule of law in any jurisdiction) by reason of any release of fewer than all of the Borrowers. Agent Bank shall record manually or electronically the date and amount of each Borrowing advanced by the Lenders together with the applicable Interest Period in the case of portions of the unpaid principal under the Credit Facility bearing interest with reference to a LIBO Rate, and the amount of each repayment of principal and interest made thereunder by Borrowers; provided, however, the failure to make such a record or notation with respect to any Borrowing or repayment thereof, or an error in making such a record or notation, shall not limit or otherwise affect the obligations of Borrowers hereunder or under the Revolving Credit Note. Agent Bank shall provide Borrowers and Guarantor with a copy of such entries upon the written request of Borrowers and/or Guarantor. The aggregate unpaid balance of principal and interest of the Note as set forth on the most recent data control system printout of Agent Bank shall be rebuttably presumptive evidence of the sums owing and unpaid on the Note.

b. Interest shall accrue on the entire outstanding principal balance of the Credit Facility at a rate per annum equal to the Base Rate plus the Applicable Margin, unless Borrowers request a LIBOR Loan pursuant to Section 2.03 or elect pursuant to Section 2.05(c) hereinbelow to have interest accrue on a portion or portions of the outstanding principal balance of the Credit Facility at a LIBO Rate ("Interest Rate Option"), in which case interest on such portion or portions shall accrue at a rate per annum equal to such LIBO Rate plus the Applicable Margin in effect as of the second Banking Business Day prior to the first day of the applicable Interest Period, as long as: (i) each such LIBOR Loan is in a minimum amount of One Million Dollars ($1,000,000.00) and in minimum increments of One Hundred Thousand Dollars ($100,000.00), and (ii) no more than four (4) LIBOR Loans may be outstanding at any one time. Interest accrued on each Base Rate Loan shall be due and payable on the first Banking Business Day of the month following the Closing Date, on the first Banking Business Day of each successive month thereafter, and on the Maturity Date. For each LIBOR Loan, accrued interest shall be due and payable at the end of each Interest Period applicable thereto, but in any event no less frequently than at the end of each three (3) month period during the term of such LIBOR Loan. Except as qualified above, the outstanding principal balance hereunder may be a Base Rate Loan or one or more LIBOR Loans, or any combination thereof, as Borrowers shall specify.

c. So long as no Default or Event of Default shall have occurred and remains continuing, Borrowers may Convert from one Interest Rate Option to another Interest Rate Option or continue an Interest Rate Option for another Interest Period by giving irrevocable notice to Agent Bank of such Conversion by 9:00 a.m., on a day which is at least three (3) Banking Business Days prior to the proposed date of such Conversion to or Continuation of each LIBOR Loan or one (1) Banking Business Day prior to the proposed date of such Conversion to each Base Rate Loan. Each such notice shall be made by an Authorized Officer by telephone and thereafter immediately confirmed in writing by delivery to Agent Bank of a Continuation/Conversion Notice specifying the date of such Conversion or Continuation, the amounts to be so Converted or Continued and the Interest Period if the Conversion or Continuation is being made with reference to a LIBOR Loan. Upon receipt of such Continuation/Conversion Notice, Agent
Bank shall promptly set the applicable interest rate (which in the case of a LIBOR Loan shall be the LIBO Rate plus the Applicable Margin as of the second Banking Business Day prior to the first day of the applicable Interest Period) and the applicable Interest Period if the Conversion or Continuation is being made with reference to a LIBOR Loan and shall confirm the same in writing to Borrowers and Lenders. Each Conversion shall be on a Banking Business Day. No LIBOR Loan shall be converted to a Base Rate Loan or renewed on any day other than the last day of the current Interest Period relating to such amounts outstanding unless Borrowers pay any applicable Breakage Charges. All Borrowings advanced at the request of Agent Bank under Section 2.08 of the Credit Agreement shall bear interest with reference to the Base Rate plus the Applicable Margin, subject to Borrowers' right to Convert such Borrowing to a LIBOR Loan or LIBOR Loans as provided herein. If Borrowers fail to give a Continuation/Conversion Notice for the continuation of a LIBOR Loan as a LIBOR Loan for a new Interest Period in accordance with this Section 2.05(c), such LIBOR Loan shall automatically become a Base Rate Loan at the end of its then current Interest Period.

d. Each interest period (each individually an "Interest Period" and collectively the "Interest Periods") for a LIBOR Loan shall commence on the date such LIBOR Loan is made or the date of Conversion or Continuation of any amount or amounts of the outstanding Borrowings hereunder to a LIBOR Loan, as the case may be, and shall end on the date which is one (1), two (2), three (3) or six
(6) months thereafter, as elected by Borrowers. However, no Interest Period may extend beyond the Maturity Date and no Interest Period may extend beyond any Reduction Date unless the sum of (i) the aggregate amount of LIBOR Loans having an Interest Period ending after such Reduction Date, plus (ii) the L/C Exposure and Potential L/C Exposure of all Letters of Credit outstanding and requested for which the Stated Expiry Date is after such Reduction Date, does not exceed the Maximum Permitted Balance after giving effect to the Scheduled Reduction on such Reduction Date. Each Interest Period for a LIBOR Loan shall commence and end on a Banking Business Day. If any Interest Period commences on a date for which there is no corresponding date in the month in which it is scheduled to end, such Interest Period shall end on the last Banking Business Day of such month. If any Interest Period would otherwise expire on a day which is not a Banking Business Day, the Interest Period shall be extended to expire on the next succeeding Banking Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Banking Business Day.

e. The applicable LIBO Rate and Base Rate shall be determined by the Agent Bank, and notice thereof shall be given promptly to Borrowers and Lenders. Each determination of the applicable Base Rate and LIBO Rate shall be conclusive and binding upon the Borrowers, in the absence of manifest or demonstrable error. The Agent Bank shall, upon written request of Borrowers or any Lender, deliver to Borrowers or such Lender, as the case may be, a statement showing the computations used by the Agent Bank in determining any rate hereunder.

f. Computation of interest on all Base Rate Loans and LIBOR Loans shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed. The applicable Base Rate shall be effective the same day as a change in the Base Rate is announced by WFB as being effective.

g. If with respect to any Interest Period, (a) the Agent Bank reasonably determines (which determination shall be binding and conclusive on Borrowers) that by reason of circum-stances affecting the inter-bank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, or (b) Requisite Lenders advise Agent Bank that the LIBO Rate as determined by Agent Bank will not adequately and fairly reflect the cost to such Lenders of maintaining or funding, for such Interest Period, a LIBOR Loan under the Credit Facility, then so long as such circumstances shall continue: (i) Agent Bank shall promptly notify Borrowers thereof, (ii) the Lenders shall not be under any obligation to make a LIBOR Loan or Convert a Base Rate Loan into a LIBOR Loan for which such circumstances exist, and (iii) on the last day of the then current Interest Period, the LIBOR Loan for which such circumstances exist shall, unless then repaid in full, automatically Convert to a Base Rate Loan.

h. Notwithstanding any other provisions of the Credit Agreement, if, after the Closing Date, any law, rule, regulation, treaty, interpretation or directive (whether having the force of law or not) or any change therein shall make it unlawful for any Lender to make or maintain LIBOR Loans, then (i) the commitment and agreement to maintain LIBOR Loans as to such Lender shall immediately be suspended, and (ii) unless required to be terminated earlier, LIBOR Loans as to such Lender, if any, shall be Converted on the last day of the then current Interest Period applicable thereto to Base Rate Loans. If it shall become lawful for such Lender to again maintain LIBOR Loans, then Borrowers may once again as to such Lender request Conversions to the LIBO Rate.

Section 2.06. Security for the Credit Facility. As security for the due and punctual payment and performance of the terms and provisions of this Credit Agreement, the Revolving Credit Note and all of the other Loan Documents, the Security Documentation shall be executed and delivered to Agent Bank, as of the Closing Date, by the respective parties to each of the Security Documentation and recorded and/or filed as required by the Depository Closing Instructions.

Section  2.07.     Place  and  Manner  of  Payment.
All amounts payable by Borrowers to the Lenders shall be made to Agent Bank on behalf of Lenders pursuant to the terms of the Credit Agreement and the Revolving Credit Note and shall be made on a Banking Business Day in lawful money of the United States of America and in immediately available funds. Other than in connection with the Scheduled Reductions of principal, Borrowers shall not make repayments ("Principal Prepayments") of the outstanding balance of principal owing under the Revolving Credit Note more frequently than three (3) such Principal Prepayments during each calendar month. Each such Principal Prepayment of a Base Rate Loan shall be in a minimum amount of Five Hundred Thousand Dollars

($500,000.00) (or, if less, the outstanding principal amount of Base Rate
Loans) and in increments of One Hundred Thousand Dollars ($100,000.00) in excess thereof. Each such Principal Prepayment of a LIBOR Loan shall be in a minimum amount of One Million Dollars ($1,000,000.00) and in increments of One Hundred Thousand Dollars ($100,000.00) in excess thereof.

b. All such amounts payable by Borrowers shall be made to Agent Bank at its office located at Wells Fargo Bank, Syndications Division, 201 Third Street, Eighth Floor, San Francisco, California 94103, or at such other address as may be directed in writing by Agent Bank from time to time. If such payment is received by Agent Bank prior to 11:00 a.m., Agent Bank shall credit Borrowers with such payment on the day so received and shall promptly disburse to the appropriate Lenders on the same day the Pro Rata Share of payments relating to the Credit Facility, in immediately available funds. If such payment is received by Agent Bank after 11:00 a.m., Agent Bank shall credit Borrowers with such payment as of the next Banking Business Day and disburse to the appropriate Lenders on the next Banking Business Day such Pro Rata Share of such payment relating to the Credit Facility in immediately available funds. Any payment on the Credit Facility made by Borrowers to Agent Bank pursuant to the terms of this Credit Agreement or the Revolving Credit Note for the account of Lenders shall constitute payment to the appropriate Lenders. If the Revolving Credit Note or any payment required to be made thereon or hereunder, is or becomes due and payable on a day other than a Banking Business Day, the due date thereof shall be extended to the next succeeding Banking Business Day and interest thereon shall be payable at the then applicable rate during such extension.

c. Subject to Section 2.07(a), the outstanding principal owing under the Credit Facility and the Revolving Credit Note may be prepaid at any time in whole or in part without penalty; provided, however, that any portion or portions of the unpaid principal balance which is accruing interest at a LIBO Rate may only be prepaid or repaid on the last day of the applicable Interest Period unless Borrowers give three (3) days prior written notice to Agent Bank and additionally pay concurrently with such prepayment or repayment such additional amount or amounts as will compensate Lenders for any losses, costs or expenses which they may incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such LIBOR Loan ("Breakage Charges"). A certificate of a Lender as to amounts payable hereunder shall be conclusive and binding on Borrowers for all purposes, absent manifest or demonstrable error. Any calculation hereunder shall be made on the assumption that each Lender has funded or will fund each LIBOR Loan in the London interbank market; provided that no Lender shall have any obligation to actually fund any LIBOR Loan in such manner.

d. Unless the Agent Bank receives notice from an Authorized Officer prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent Bank may assume that the Borrowers have made such payment in full to the Agent Bank on such date in immediately available funds and the Agent Bank may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent Bank, each Lender shall repay to the Agent Bank on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

Section  2.08.     Issuance  of  Letters  of  Credit.
a. Any Authorized Officer of Borrowers may from time to time request that a Letter of Credit be issued by delivering to L/C Issuer (with a telecopy to the Agent Bank) on a Banking Business Day, at least five (5) Banking Business Days prior to the date of such proposed issuance, an L/C Agreement in L/C Issuer's then standard form (consistent with the terms of the Credit Agreement), completed to the satisfaction of L/C Issuer and such other certificates as the L/C Issuer may reasonably request; provided, however, that no Letter of Credit shall be issued (a) if any Default or Event of Default has occurred and remains continuing, or (b) if after giving effect to the issuance thereof, the aggregate Stated Amount of outstanding Letters of Credit would exceed One Million Dollars ($1,000,000.00), or (c) the Stated Amount of the requested Letter of Credit exceeds the Maximum Availability. Each Letter of Credit shall be issued by the L/C Issuer on the Banking Business Day specified in Borrowers' application therefor. Each request for a Letter of Credit and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication New 1994 Revision No. 500, or any successor publication then in effect. Each Standby Letter of Credit will be issued for a term not greater than one (1) year and shall not include any provision for automatic renewal. Each Commercial Letter of Credit will be issued for a term not greater than one hundred eighty (180) calendar days. In no event shall any Letter of Credit have a Stated Expiry Date later than thirty
(30) days prior to the Maturity Date. Promptly after receipt of each request for the issuance of a Letter of Credit and immediately prior to the issuance thereof, L/C Issuer shall obtain telephonic verification from Agent Bank that the amount of such request does not exceed the then Available Borrowings. The L/C Issuer shall promptly notify the Agent Bank of the aggregate L/C Exposure of outstanding Letters of Credit each time there is a change therein. Each Lender (other than the L/C Issuer) agrees that, upon the issuance of any Letter of Credit it shall automatically acquire a participation interest in the L/C
Issuer's liability under such Letter of Credit in an amount equal to such Lender's Pro Rata Share of such liability, and each Lender (other than the

L/C Issuer) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the L/C Issuer to pay and discharge when due, its Pro Rata Share of the L/C Issuer's liability under such Letter of Credit.

b. Upon presentation of a draft drawn under any Letter of Credit, L/C Issuer shall promptly notify the Agent Bank and Borrowers of the amount under such draft and the date upon which such draft is to be funded. On or before two (2) Banking Business Days following such notice (unless Borrowers have made other arrangements acceptable to the L/C Issuer to pay the amount of such draft in full), Borrowers shall advance to L/C Issuer the amount of such draft from Borrowers' available funds or shall request a Borrowing under the Credit Facility in an amount sufficient to pay the amount of such draft in full. The Agent Bank, upon receipt of such funds from the Lenders, shall automatically provide such amount to the L/C Issuer for payment of the amount of such draft and the balance of the Borrowing shall be deposited in immediately available funds to the Designated Deposit Account. In the event Borrower fails to advance to L/C Issuer the amount of such draft from Borrower's available funds or to request a Borrowing within two (2) Banking Business Days from receipt of the notice as specified above, on the third (3rd) Banking Business Day following Agent Bank's receipt of such notice, Agent Bank shall, without notice to or consent of the Borrower and without regard to any other conditions precedent for the making of Borrowings under the Credit Facility, including, without limitation the remedies set forth in Section 7.02, cause a Borrowing to be made and funded by the Lenders under the Credit Facility in the amount necessary to pay the amount of such draft in full. Upon the occurrence of any Event of Default, L/C Issuer shall, without notice or further authorization or consent of Borrower whatsoever, be authorized to immediately cause the Cash Collateral Account to be established and funded by Lenders with a Borrowing advanced to Agent Bank equal to the aggregate amount of the L/C Exposure then outstanding. All amounts held by L/C Issuer in the Cash Collateral Account shall be held as security for the repayment of any L/C Reimbursement Obligation thereafter arising pursuant to the terms of the L/C Agreement(s) and the Cash Collateral Pledge Agreement. Borrowings advanced by Lenders to pay drafts drawn upon or to secure repayment of the L/C Exposure under Letters of Credit pursuant to this subsection shall: (i) constitute Borrowings under the Credit Facility, (ii) initially be Base Rate Loans and (iii) be subject to all of the provisions of this Credit Agreement concerning Borrowings under the Credit Facility, except that such Borrowings shall be made upon demand of the Agent Bank as set forth above rather than upon Notice of Borrowing by Borrowers and shall be made, notwithstanding anything in this Credit Agreement to the contrary, without regard to any other conditions precedent to the making of Borrowings under the Credit Agreement and notwithstanding any Default or Event of Default thereunder. All amounts paid by L/C Issuer on a draft drawn under any Letter of Credit which has not been funded or concurrently reimbursed by Borrowers or through a Borrowing as provided hereinabove, shall bear interest at the Base Rate plus the Applicable Margin per annum until repaid or reimbursed to L/C Issuer.

c. Each Lender's obligation to advance Borrowings in the proportionate amount of its Syndication Interest in the Credit Facility of any unreimbursed amounts outstanding under any Letter of Credit pursuant hereto is several, and not joint or joint and several. The failure of any Lender to perform its obligation to advance a Borrowing in a proportionate amount of such Lender's Syndication Interest of any unreimbursed amounts outstanding under a Letter of Credit will not relieve any other Lender of its obligation hereunder to advance such Borrowing in the amount of such other Lender's proportionate Syndication Interest of such amount, nor relieve the Lender which has failed to fund of its obligation to fund hereunder. The Borrowers agree to accept the Borrowings for payment of Letters of Credit as provided hereinabove, whether or not such Borrowings could have been made pursuant to the terms of Article III B or any other section of the Credit Agreement.

d. Letters of Credit shall be used and issued for the benefit of Borrowers for the general corporate purposes of Borrowers relating to the Casino Facilities.

Section  2.09.     Fees.

a. On the Closing Date, Borrower shall pay the unpaid balance of the non-refundable upfront fee (the "Upfront Fee"), in such amount as has been agreed upon by Agent Bank and Borrower in the Upfront Fee Side Letter, which Upfront Fee shall be retained by Agent Bank or distributed in whole or in part to Lenders as may be agreed between Agent Bank and Lenders.

b. Commencing with the Closing Date and continuing until the Maturity Date (or the Bank Facility Termination, whichever shall first occur), Borrowers shall pay a quarterly nonusage fee (the "Nonusage Fee") to the Agent Bank for the account of Lenders at a per annum rate based on the Leverage Ratio of the Borrower Consolidation, calculated as of each Fiscal Quarter end, to determine the applicable Nonusage Percentage as set forth in Table Two of the definition of Applicable Margin. As of the Closing Date, the Nonusage Percentage shall be 0.375%.

          The Nonusage Fee shall be calculated as the product of (i) the applicable Nonusage Percentage multiplied by (ii) the daily average of the Maximum Permitted Balance less the daily average of the Funded Outstandings during such Fiscal Quarter, computed on the basis of a three hundred sixty (360) day year based on the number of actual days elapsed. Each Nonusage Fee shall be payable in arrears on a quarterly basis on or before the fifth (5th) day following receipt by Borrowers of an invoice from Agent Bank setting forth the amount of such Nonusage Fee for each applicable Fiscal Quarter, and on the Maturity Date. Each Nonusage Fee shall be promptly distributed by Agent Bank to Lenders in proportion to their respective Syndication Interests in the Credit Facility.

c. Concurrently with the issuance of each Letter of Credit, Borrowers shall pay an issuance fee to the L/C Issuer ("L/C Fee") in an amount equal to the Stated Amount of each such Letter of Credit multiplied by two percent (2.00%) per annum for the number of days elapsing from the issuance date to the Stated Expiry Date of each such Letter of Credit, but in no event shall the L/C Fee be less than Five Hundred Dollars ($500.00) for each Letter of Credit. From each L/C Fee the greater of Five Hundred Dollars ($500.00) or one quarter of one percent (.25%) of the Stated Amount of each such Letter of Credit, calculated on a per annum basis as provided hereinabove, shall be retained by L/C Issuer for its own account and the balance of each L/C Fee shall be promptly distributed by Agent Bank to Lenders in proportion to their respective
Syndication Interests in the Credit Facility. All L/C Fees paid by Borrowers are nonrefundable and shall be deemed fully earned upon issuance of the applicable Letter of Credit."

Section  2.10.     Late  Charges  and  Default  Rate.
a. If any payment due under the Revolving Credit Note is not paid within three (3) Banking Business Days after receipt by Borrowers of written notice of such nonpayment from Agent Bank, Borrowers promise to pay a late charge in the amount of three percent (3%) of the amount of such delinquent payment and Agent Bank need not accept any late payment made unless it is accompanied by such three percent (3%) late payment charge. Any late charge shall be paid to Lenders in proportion to their respective Syndication Interests.

b. In the event of the existence of an Event of Default, commencing on the first (1st) Banking Business Day following the receipt by Borrowers of written notice of the occurrence of such Event of Default from Agent Bank, the total of the unpaid balance of the principal and the then accrued and unpaid interest owing under the Revolving Credit Note shall commence accruing interest at a rate equal to five percent (5%) over the Base Rate (the "Default Rate") until all Events of Default which may exist have been cured, at which time the interest rate shall revert to the rate of interest otherwise accruing pursuant to the terms of the Revolving Credit Note.

c. In the event of the occurrence of an Event of Default, Borrowers agree to pay all reasonable costs of collection, including the reasonable attorneys' fees incurred by Agent Bank, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such Event of Default. In the event legal action is commenced for the collection of any sums owing hereunder or under the terms of the Revolving Credit Note, the Borrowers agree that any judgment issued as a consequence of such action against Borrowers shall bear interest at a rate equal to the Default Rate until fully paid.

Section 2.11. Net Payments. All payments under this Credit Agreement, the Revolving Credit Note and/or a L/C Reimbursement Obligation shall be made without set-off, counterclaim, recoupment or defense of any kind and in such amounts as may be necessary in order that all such payments, after deduction or withholding for or on account of any future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by the United States or any Governmental Authority, other than franchise taxes or any tax on or measured by the gross receipts or overall net income of any Lender pursuant to the income tax laws of the United States or any State or any Governmental Authority, or the jurisdiction where each Lender's principal office is located (collectively "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Credit Agreement and the Revolving Credit Note. A certificate as to any additional amounts payable to the Lenders under this Section 2.11 submitted to the Borrowers by the Lenders shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. Any amounts payable by the Borrowers under this Section 2.11 with respect to past payments shall be due within thirty (30) days following receipt by the Borrowers of such certificate from the Lenders; any such amounts payable with respect to future payments shall be due within thirty (30) days after demand with such future payments. With respect to each deduction or withholding for or on account of any Taxes, the Borrowers shall promptly furnish to the Lenders such certificates, receipts and other documents as may be required (in the reasonable judgment of the Lenders) to establish any tax credit to which the Lenders may be entitled.

Section 2.12. Increased Costs. If after the date hereof the adoption of, or any change in, any applicable law, rule or regulation (including without limitation Regulation D of the Board of Governors of the Federal Reserve System and any successor thereto), or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any future request or future directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

a. Shall subject any Lender to any tax, duty or other charge with respect to the Credit Facility, the Revolving Credit Note and/or L/C Reimbursement Obligation or such Lender's obligation to make any funding of the Credit Facility, or shall change the basis of taxation of payments to such Lender of the principal of, or interest on, the Credit Facility or any other amounts due under the Revolving Credit Note and/or a L/C Reimbursement Obligation in respect of the Credit Facility or such Lender's obligation to fund the Credit Facility (except for changes in the rate of any franchise tax or tax on the gross receipts or overall net income of such Lender imposed by the United States or any Governmental Authority pursuant to the income tax laws of the United States or any State or Governmental Authority, or the jurisdiction where each Lender's principal office is located); or

b. With respect to the Bank Facilities or the obligation of the Lenders to advance Borrowings under the Credit Facility or to issue or participate in Letters of Credit under the L/C Facility, shall impose, modify or deem applicable any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capitalization, capital adequacy or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

c. Shall impose on any Lender any other condition affecting the Credit Facility, the Revolving Credit Note or such Lender's obligation to advance Borrowings under the Credit Facility;
and  the result of any of the foregoing, as set forth in subsections (a), (b) or
(c) is to increase the cost to (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, to impose a cost on) such Lender of making or maintaining the Credit Facility, or to reduce the amount of any sum or rate of return received or receivable by such Lender under the Revolving Credit Note, then within thirty (30) days after demand by such Lender (which demand shall be accompanied by a certificate setting forth the basis of such demand), the Borrowers shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, such costs which may be imposed upon such Lender) or such reduction of any sum or rate of return received or receivable under the Revolving Credit Note. A certificate as to any additional amounts payable to any Lender under this Section 2.12 submitted to the Borrowers by such Lender shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error.

Section  2.13.     Mitigation;  Exculpation.

a. Each Lender agrees that it will promptly notify the Borrowers in writing upon its becoming aware that any payments are to become due to it under this Credit Agreement pursuant to Section 2.11 or 2.12. Each Lender further agrees that it will use reasonable efforts not materially disadvantageous to it (in its reasonable determination) in order to avoid or minimize, as the case may be, the payment by the Borrowers of any additional amounts pursuant to Section 2.11 or
2.12. Each Lender represents, to the best of its knowledge, that as of the Closing Date no such amounts are payable to it.

b.     Borrowers  shall  not  be  liable  to  any  Lender for any payments under
Section 2.11 or 2.12 arising to the extent of such Lender's gross negligence or wilful misconduct or breach of any laws (other than as a result of Borrowers' breach), or for amounts which were incurred more than ninety (90) days prior to the date Borrowers are notified of the incurrence of such amount.

                                  ARTICLE  II
                    CONDITIONS PRECEDENT TO THE CLOSING DATE
                    ----------------------------------------

A. Closing Conditions. The obligation of each of the Banks hereunder is subject to the following conditions precedent, each of which shall be satisfied prior to May 10, 2000 (unless each of the Banks, in their sole and absolute discretion, shall agree otherwise). The occurrence of the Closing Date is subject to and contingent upon Agent Bank having received, in each case in form and substance reasonably satisfactory to Banks, or in the case of an occurrence, action or event, the occurrence of each of the following:

Section  3.01.     Credit  Agreement.  Executed  counterparts  of  this  Credit
Agreement  in  sufficient  duplicate  originals  for  each  of  the  Banks.

Section  3.02.     The  Revolving  Credit  Note  and  Guaranty.

a. The Revolving Credit Note duly executed by the Borrowers in favor of Agent Bank.

b.     The  Guaranty  duly  executed  by  the  Guarantor in favor of Agent Bank.

Section 3.03. Security Documentation. The Security Documentation set forth below, duly executed by Borrowers or other party thereto, consisting of the following:

a.     Deed  of  Trust;
b.     Financing  Statements;
c.     Assignment  of  Entitlements,  Contracts,  Rents  and  Revenues;  and
d.     Assignment  of  Golden  Horseshoe  Lease.

Section 3.04. Other Loan Documents. The following Loan Documents duly executed by Borrowers and each other applicable party thereto consisting of the following:

a.     Environmental  Certificate;

b. Payment Subordination Agreement (for each Subordinated Debt outstanding or incurred as of the Closing Date); and

c.     Golden  Horseshoe  Lease  Estoppel  Certificate.

Section 3.05. Articles of Incorporation, Bylaws, Corporate Resolution, Certificate of Good Standing and Closing Certificate. Agent Bank shall have received from each of the Borrowers: (i) a Certificate of Good Standing issued by the Secretaries of State of the State of Colorado with respect to CCCC and of the State of Delaware with respect to WMCKAC, WMCKVC and Guarantor (together with a Certificate of Good Standing as a foreign corporation issued by the Colorado Secretary of State with respect to WMCKAC and WMCKVC) and each dated within thirty (30) calendar days of the Closing Date and telephonically confirmed as of the Closing Date, (ii) a copy of the respective articles of incorporation and by-laws certified as of the Closing Date to be true, correct and complete by a duly Authorized Officer of each of the Borrowers and Guarantor, respectively, (iii) an original Certificate of Corporate Resolution and Certificate of Incumbency executed by the Secretary of each of the Borrowers and Guarantor and attested to by its respective President, Vice President, or Treasurer authorizing each such Borrower and Guarantor to enter into all documents and agreements to be executed by it pursuant to this Credit Agreement and further authorizing and empowering the officer or officers who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of each respective corporation, (iv) designation by corporate resolution and an original certificate ("Authorized Officer Certificate"), substantially in the form of the Authorized Officer Certificate marked "Exhibit D", affixed hereto and by this reference incorporated herein and made a part hereof, of the officers of Borrowers who are authorized to give Notices of Borrowing, Compliance Certificates and all other notices, requests, reports, consents, certifications and authorizations on behalf of the Borrowers (each individually an "Authorized Officer" and collectively the "Authorized Officers") and (v) an original closing certificate ("Closing Certificate"), substantially in the form of the Closing Certificate marked "Exhibit E", affixed hereto and by this reference incorporated herein and made a part hereof, duly executed by an Authorized Officer of Borrowers.

Section 3.06. Opinion of Counsel. The opinion of counsel to the Borrowers and Guarantor, dated as of the Closing Date and addressed to the Agent Bank and each of the Banks, together with their respective successors and assigns, substantially in the form of the legal opinion marked "Exhibit
K", affixed hereto and by this reference incorporated herein and made a part hereof.

Section 3.07. Title Insurance Policy. The Title Insurance Policy (or proforma commitment for the issuance thereof) together with such endorsements and re-insurance requirements as set forth in the Depository Closing Instructions.

Section 3.08. Survey. If required by the Title Company as a condition for the issuance of the Title Policy, current ALTA survey for the Real Property subject to exceptions approved by Agent Bank prior to the Closing Date, which must (i) be certified to Agent Bank and the Title Company, (ii) show the Real Property to be free of encroachments, overlaps, and other survey defects, (iii) show the courses and distances of the boundary lines for the Real Property, (iv) show that all existing or to be constructed improvements are located within said boundary lines, and (v) show the location of all above and below ground easements, improvements, appurtenances, utilities, rights-of-way, water rights, if any, and ingress and egress, by reference to book and page numbers and/or filed map reference. On or before the Closing Date, Borrowers shall comply with all other survey requirements of Title Company for the issuance of the Title Insurance Policy.

Section 3.09. Payment of Taxes. Evidence satisfactory to Agent Bank that all past and current real and personal property taxes and assessments which are presently due and payable applicable to the Real Property have been paid in full.

Section 3.10. Insurance. Copies of the declaration pages of each of the insurance policies certified to be true and correct by an Authorized Officer of the Borrowers, together with original binders evidencing Borrowers as named insured, and original certificates of insurance, loss payable and mortgagee endorsements naming Agent Bank as mortgagee, loss payee and additional insured, as required by the applicable insurance provisions set forth in Section 5.09 of this Credit Agreement.

Section  3.11.     Payment of Upfront Fees.  Payment by Borrowers of the Upfront
Fee  as  provided  in  Section  2.09(a)  hereinabove.

Section 3.12.Reimbursement for Expenses and Fees. Reimbursement by Borrowers for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with the Credit Facility, including, but not limited to, escrow charges, title insurance premiums, environmental examinations, recording fees, appraisal fees, reasonable attorney's fees of Henderson & Morgan, LLC and Colorado counsel retained by them, insurance consultant fees, and all other like fees and expenses remaining unpaid as of the Closing Date to the extent then due and payable on the Closing Date, provided that the amount then invoiced shall not thereafter preclude Borrowers' obligation to pay such costs and expenses relating to the closing of the Credit Facility following the Closing Date or to reimburse Agent Bank for the payment thereof.

Section 3.13. Schedule of Spaceleases and Equipment Leases and Contracts. A Schedule of Spaceleases (Schedule 4.16) and Equipment Leases and Contracts (Schedule 4.17) in each instance setting forth the name of the other party thereto, a brief description of each spacelease, equipment lease and contract and the commencement and ending date thereof, to the extent known to Borrowers as of the Closing Date.

Section 3.14. Environmental Site Assessments. No additional Environmental Site Assessment or Assessments of the Real Property described on the Title Report shall be required as of the Closing Date.

Section  3.15.     Lease  and  Option.

a. A true and correct copy of the Golden Horseshoe Lease and of all amendments and modifications thereto; and

b. A true and correct copy of the T-Shirt Shop Option and of all amendments and modifications thereto.

Section 3.16. Schedule of all Significant Litigation. A Schedule of Significant Litigation (Schedule 3.16), in each instance setting forth the names of the other parties thereto, a brief description of such litigation, whether or not such litigation is covered by insurance and, if so, whether the defense thereof and liability therefor has been accepted by the applicable insurance company indicating whether such acceptance of such defenses with or without a reservation of rights, the commencement date of such litigation and the amount sought to be recovered by the adverse parties thereto or the amount which is otherwise in controversy.

Section 3.17. Financial Statements. For Fiscal Year 1999, audited consolidated financial statements of Guarantor including consolidating schedules which present the balance sheet and statement of operations of the Borrower Consolidation.

Section 3.18. No Injunction or Other Litigation. No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending or threatened which in the reasonable judgment of the Agent Bank would or would reasonably be expected to, enjoin, prohibit, limit or restrain the execution and delivery of this Credit Agreement or the performance by the Borrowers of any other obligations in respect thereof.

Section 3.19. Additional Documents and Statements. Such additional documents, affidavits, certificates and opinions as Lenders may reasonably require to insure compliance with this Credit Agreement. The statements set forth in Section 3.21 shall be true and correct.

     B. Conditions Precedent to all Borrowings. The obligation of each Lender and Agent Bank to make any Borrowing requested to be made on any Funding Date is subject to the occurrence of each of the following conditions precedent as of such Funding Date:

Section 3.20. Notice of Borrowing. With respect to any Borrowing, the Agent Bank shall have received in accordance with Section 2.03 on or before such Funding Date an original and duly executed Notice of Borrowing or facsimile copy thereof, to be promptly followed by an original.

Section 3.21. Certain Statements. On the Closing Date and as of the Funding Date the following statements shall be true and correct:

a. The representations and warranties with respect to the Borrowers contained in Article IV hereof (other than representations and warranties which expressly speak only as of a different date which shall be true and correct as of such date) are true and correct on and as of the Funding Date and as of the Closing Date in all material respects as though made on and as of that date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by this Credit Agreement or by any other Loan Document, or which is otherwise consented to by Requisite Lenders;

b. The representations and certifications contained in the Environmental Certificate are true and correct in all material respects (other than representations and warranties which expressly speak only as of a different date which shall be true and correct as of such date);

c.     Since  the  date  of  the most recent financial statements referred to in
Section  5.08,  no  Material  Adverse  Change  shall  have  occurred;  and

d. No event has occurred or as a result of any Borrowings contemplated hereby would occur and is continuing, or would result from the making thereof, which constitutes a Default or Event of Default hereunder.

Section 3.22 Gaming Permits. The Borrowers Consolidation shall have all Gaming Permits material to or required for the conduct of its gaming businesses and the conduct of games of chance at the Casino Facilities and such

Gaming Permits shall not then be suspended, enjoined or prohibited (for any length of time) by any Gaming Authority or any other Governmental Authority.

                                 ARTICLE  II
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     To induce Banks to enter into this Credit Agreement, Borrowers and Guarantor make the following representations and warranties:

Section 4.01. Organization; Power and Authorization. WMCKAC, WMCKVC and Guarantor are each a corporation duly organized and validly existing under the laws of the State of Delaware. CCCC is a corporation duly organized and validly existing under the laws of the State of Colorado. Each Borrower and Guarantor (i) has all requisite corporate power, authority and legal right to execute and deliver each document, agreement or certificate to which it is a party or by which it is bound in connection with the Credit Facility, to consummate the transactions and perform its obligations hereunder and thereunder, and to own its properties and assets and to carry on and conduct its business as presently conducted or proposed to be conducted, and (ii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Credit Agreement and the other Loan Documents to which it is a party or by which it is bound and to consummate the transactions contemplated hereunder and thereunder.

Section 4.02. Authority; Compliance with other Agreements and Instruments and Government Regulations. The execution, delivery and performance by Borrowers and Guarantor, as applicable, of the Loan Documents and the execution of the Loan Documents have been duly authorized by all necessary corporate action and do not:

a. require any consent or approval not heretofore obtained of any member, director, stockholder, security holder or creditor of such Party;

b. violate or conflict with any provision of such Party's articles of incorporation or bylaws, as applicable;

c. violate any requirement of Law, including any Gaming Law, applicable to such Party;

d. constitute a "transfer of an interest" or an "obligation incurred" that is avoidable by a trustee under Section 548 of the Bankruptcy Code of 1978, as amended, or constitute a "fraudulent conveyance," "fraudulent obligation" or "fraudulent transfer" within the meanings of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in any applicable jurisdiction; or

e. result in a breach of, or would, with the giving of notice or the lapse of time or both, constitute a breach of or default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its assets are bound or affected.

Section 4.03. Litigation. Except as disclosed on the Schedule of Significant Litigation delivered in connection with Section 3.16, to the best knowledge of Borrowers and Guarantor, after due inquiry and investigation, there is no action, suit, proceeding, inquiry, hearing or investigation pending or threatened, in any court of law or in equity, or before any Governmental Authority, which could reasonably be expected to result in any Material Adverse Change in any Casino Facility or in its business, financial condition, properties or operations. To the best knowledge of Borrowers, after due inquiry and investigation, no Borrower is in violation of or default with respect to any order, writ, injunction, decree or demand of any such court or Governmental Authority.

Section 4.04. Agreements Legal, Binding, Valid and Enforceable. This Credit Agreement, the Revolving Credit Note, the Security Documentation and all other Loan Documents, when executed and delivered by Borrowers in connection with the Credit Facility and the Guaranty when executed and delivered by Guarantor will constitute legal, valid and binding obligations of Borrowers and Guarantor, respectively, enforceable against Borrowers and Guarantor, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

Section 4.05. Information and Financial Data Accurate; Financial Statements; No Adverse Change. All information and financial and other data previously furnished in writing by Borrowers and/or Guarantor in connection with the Credit Facility was true, correct and complete in all material respects as of the date Furnished (unless subsequently corrected prior to the date hereof), and there has been no Material Adverse Change with respect thereto to the date of this Credit Agreement since the dates thereof. No information has been omitted which would make the information previously furnished in such financial statements to Banks misleading or incorrect in any material respect to the date of this Credit Agreement. Any and all financial statements heretofore furnished to Banks by Borrowers and/or Guarantor: (i) present fairly the financial position of Borrowers and/or Guarantor, as the case may be, as at their respective dates and the results of operations and changes in cash flows for the periods to which they apply, and (ii) have been prepared, except as noted therein, in conformity with GAAP applied on a consistent basis throughout the periods involved. Since the date of the financial statements referred to in this Section 4.05, there has been no Material Adverse Change in the financial condition, business or operations of the Borrowers and/or Guarantor.

Section 4.06. Governmental Approvals. All consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority and any other Person, which may be required in connection with the valid execution and delivery of this Credit Agreement and the other Loan Documents by Borrowers and Guarantor, as applicable, and the carrying-out or performance of any of the transactions required or contemplated hereunder, or thereunder, by Borrowers, have been obtained or accomplished and are in full force and effect. All consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority and any other Person, the failure of which could reasonably be expected to result in a Material Adverse Change, which may be required by Borrowers in connection with the use and operation of the Casino Facilities have been obtained or accomplished and are in full force and effect.

Section 4.07. Payment of Taxes. Borrowers have duly filed or caused to be filed all federal, state and local tax reports and returns which are required to be filed by them and have paid or made provisions for the payment of, all material taxes, assessments, fees and other governmental charges which have or may have become due pursuant to said returns or otherwise pursuant to any assessment received by Borrowers except such taxes, assessments, fees or other governmental charges, if any, as are being contested in good faith by any Borrower by appropriate proceedings and for which such Borrower has maintained adequate reserves for the payment thereof in accordance with GAAP.

Section 4.08 Title to Properties. Borrowers shall have good and marketable fee title to the Real Property (other than the Golden Horseshoe Property) as the same is defined as of the Closing Date, at all times during the term of the Credit Facility. Borrowers shall have a leasehold interest in and to the Golden Horseshoe Property pursuant to the Golden Horseshoe Lease or fee title to the Golden Horseshoe Property at all times during the term of the Credit Facility. Borrowers and Guarantor have good and marketable title to: (a) all of their respective properties and assets reflected in the most recent financial statements referred to in Section 4.05 hereof as owned by them (except those properties and assets disposed of since the date of said financial statements in the ordinary course of business or those properties and assets which are no longer used or useful in the conduct of its businesses), including, but not limited to, Borrowers' interest in patents, trademarks, tradenames, servicemarks, and licenses relating to or pertaining to the Casino Facilities, and (b) all properties and assets acquired by them subsequent to the date of the most recent financial statements referred to in Section 4.05 hereof. All such properties and assets are not subject to any liens, encumbrances or restrictions except Permitted Encumbrances. All roads, easements and rights of way necessary for the full utilization of the Real Property have been completed and/or obtained.

Section 4.09. No Untrue Statements. All statements, representations and warranties made by Borrowers and Guarantor, in this Credit Agreement, any other Loan Document and any other agreement, document, certificate or instrument previously furnished or to be furnished by Borrowers and/or Guarantor to Banks pursuant to the provisions of this Credit Agreement, (i) are and shall be true, correct and complete in all material respects, at the time they were made, (ii) do not and shall not contain (at the time they were made) any untrue statement of a material fact, and (iii) do not and shall not omit to state (at the time they were made) a material fact necessary in order to make the information contained herein or therein not misleading or incomplete. Borrowers and Guarantor understand that all such statements, representations and warranties shall be deemed to have been relied upon by Banks as a material inducement to establish the Credit Facility.

Section 4.10. Brokerage Commissions. No person is entitled to receive any brokerage commission, finder's fee or similar fee or payment in connection with the extensions of credit contemplated by this Credit Agreement as a result of any agreement entered into by Borrowers. No brokerage or other fee, commission or compensation is to be paid by Banks with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by Borrowers, and Borrowers agree to indemnify Banks against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney's fees incurred by Banks in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

Section 4.11. No Defaults. Borrowers are not in violation of or in default with respect to any applicable Laws which materially and adversely affect the business or financial condition of the Casino Facilities. Without limiting the generality of the foregoing, Borrowers are not in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material and adverse respect under any indenture, evidence of indebtedness, loan or financing agreement or other agreement or instrument of whatever nature to which they, or any of them, are a party or by which they, or any of them, are bound, which in any case could reasonably be expected to result in a Material Adverse Change.

Section 4.12. Employee Retirement Income Security Act of 1974. No Reportable Event has occurred and is continuing with respect to any Pension Plan under ERISA, that gives rise to liabilities that materially adversely affect the financial condition or operations of Borrowers.

Section 4.13. Subsidiaries. As of the Closing Date, Borrowers do not have any Subsidiaries which are not members of the Borrower Consolidation.

Section 4.14. Utility Services. All utility services necessary for the Casino Facilities including, without limitation, electrical, water, gas and sewage services and facilities are presently in service and fully operational at the Casino Facilities.

Section 4.15. Policies of Insurance. Each of the copies of the policies, declaration pages, original binders and certificates of insurance evidencing the Policies of Insurance as required under Section 5.09 with respect to the Casino Facilities delivered to Agent Bank by Borrowers (i) is a true, correct and complete copy of the respective original thereof as in effect on the date hereof or thereof, without amendments or modifications of any of said documents or instruments not included in such copies, and (ii) has not been terminated and is in full force and effect. Borrowers are not in default in the observance or performance of its obligations under said documents and instruments, and Borrowers have all things required to be done as of the date of this Credit
Agreement  to  keep  unimpaired  their  rights  thereunder.

Section 4.16. Spaceleases. A schedule of all executed Spaceleases pertaining to the Casino Facilities, or any portion thereof, in existence as of the Closing Date hereof, is set forth on Schedule 4.16 attached hereto.

Section 4.17. Equipment Leases and Contracts. A schedule of all executed Equipment Leases and Contracts pertaining to the Casino Facilities or any portion thereof, in existence on the date hereof, is set forth on Schedule 4.17 attached hereto.

Section 4.18. Gaming Permits and Approvals. As of the Closing Date, all Gaming Permits required to be held by Borrowers necessary for the operation of gaming activities at the Casino Facilities will be current and in good standing.

Section 4.19. Environmental Certificate. The representations and certifications contained in the Environmental Certificate are true and correct in all material respects.

Section 4.20. Compliance with Statutes, etc. To the best of their knowledge, Borrowers are in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all

Governmental Authorities, domestic or foreign, in respect of the conduct of their business and the ownership of their property.

Section 4.21. Investment Company Act. No Borrower is an "investment company" nor a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

Section 4.22. Public Utility Holding Company Act. No Borrower is a "holding company," nor a "subsidiary company" of a "holding company," nor an "affiliate" of a "holding company" nor of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 4.23. Labor Relations. There is no strike or work stoppage in existence, or to the best knowledge of Borrowers threatened, involving any Borrower or the Casino Facilities.

Section 4.24. Trademarks, Patents, Licenses, Franchises, Formulas and Copyrights. Borrowers own all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or has a valid license or sublicense of rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of their business at the Casino Facilities, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Change on the business, operations, property, assets or condition (financial or otherwise) of Borrowers taken as a whole.

Section 4.25. Contingent Liabilities. As of the Closing Date, Borrowers have incurred no material Contingent Liabilities (any Contingent Liability in excess of One Million Dollars ($1,000,000.00) being deemed material) other than those described on Schedule 4.25.

Section 4.26 Golden Horseshoe Lease. The copies of the Golden Horseshoe Lease and all modifications and amendments thereto (if any) which have been delivered to Agent Bank in accordance with Section 3.15 are each a true, correct and complete copy of the respective original thereof, as in effect on the Closing Date, and no amendments or modifications have been made to such Golden Horseshoe Lease, except as set forth by documents delivered to Agent Bank in accordance with said Section 3.15 or otherwise reasonably approved in writing by Requisite Lenders. The Golden Horseshoe Lease has not been terminated and is in full force and effect. WMCKAC is not in default in the observance or performance of any of its obligations under the Golden Horseshoe Lease and has done all things required to be done as of the Closing Date to keep unimpaired its rights thereunder.

                                   ARTICLE  II
                  GENERAL COVENANTS OF BORROWERS AND GUARANTOR
                  --------------------------------------------

     To induce the Banks to enter into this Credit Agreement and establish the Credit Facility, Borrowers and Guarantor covenant to Banks as follows:

     A.     Affirmative  Covenants.

Section 5.01. FF&E. Borrowers shall furnish, fixture and equip the Casino Facilities with FF&E they reasonably deem appropriate for the operation of the Casino Facilities. All FF&E that is purchased and installed in the Casino Facilities shall be purchased free and clear of any liens, encumbrances or claims, other than Permitted Encumbrances. If Borrowers should sell, transfer, convey or otherwise dispose of any FF&E and not replace such FF&E with purchased items of equivalent value and utility or replace said FF&E with leased FF&E of equivalent value and utility, within the permissible leasing and purchase agreement limitation set forth herein, to the extent such non-replaced FF&E exceeds a cumulative aggregate value of One Hundred Fifty Thousand Dollars ($150,000.00) during the term of the Credit Facility, Borrowers shall be required to immediately, permanently reduce the Maximum Permitted Balance of the Credit Facility by the amount of the Capital Proceeds of the FF&E so disposed of in excess of such One Hundred Fifty Thousand Dollars ($150,000.00), subject, however, to the right of Agent Bank to verify to its reasonable satisfaction the amount of said Capital Proceeds; in the event Agent Bank and Borrowers do not agree as to the value of the FF&E disposed of and the amount of the Capital Proceeds, then Borrowers, at their sole cost and expense, shall obtain a written appraisal of the FF&E disposed of, in excess of One Hundred Fifty Thousand Dollars ($150,000.00) as provided hereinabove, from an appraiser reasonably satisfactory to Agent Bank, setting forth said values and amounts, and Lenders agree to accept the results of said appraisal. The Maximum Permitted Balance shall immediately be reduced without duplication by the amount of the FF&E disposed of, in excess of One Hundred Fifty Thousand Dollars ($150,000.00), as set forth by such appraisal.

Section 5.02. Permits; Licenses and Legal Requirements. Borrowers shall comply in all material respects with and keep in full force and effect, as and when required, all Gaming Permits and all material permits, licenses and approvals obtained from any Governmental Authorities which are required for the operation and use of the Casino Facilities. Borrowers shall comply in all material respects with all applicable material existing and future laws, rules, regulations, orders, ordinances and requirements of all Governmental Authorities, and with all recorded restrictions affecting the Casino Facilities. All material contracts and agreements relating to the operation of the Casino Facilities shall be held in the name of a Borrower.

Section 5.03. Compliance with Payment Subordination Agreement. Until Credit Facility Termination, Borrowers and Guarantor shall fully perform and comply with all covenants, terms and conditions imposed or assumed by Borrowers and Guarantor under the Payment Subordination Agreement executed in connection with the Subordinated Debt.

Section 5.04. Protection Against Lien Claims. Borrowers shall give written notice to Agent Bank on or before ten (10) days of any Borrower's actual knowledge thereof, of any lien claim filed against any Borrower or any portion of the Real Property. Borrowers shall promptly pay and discharge or cause to be paid and discharged all claims and liens for labor done and materials and services supplied and furnished in connection with the Casino Facilities in accordance with this Section 5.04. If any mechanic's lien or materialman's lien shall be recorded, filed or suffered to exist against any portion of the Real Property or any interest therein by reason of work, labor, services or materials supplied, furnished or claimed to have been supplied and furnished to the Casino Facilities upon Borrowers' receipt of written notice from Agent Bank demanding the release and discharge of such lien, said lien or claim shall be paid, released and discharged of record within sixty (60) days following its receipt of such notice.

Section 5.05. No Change in Character of Business. Until Credit Facility Termination Borrowers shall not effect a material change in the nature and character of their business at the Casino Facilities as presently contemplated and disclosed to Banks.

Section 5.06. Preservation and Maintenance of Properties and Assets; Acquisition of Additional Property.

a. Until Credit Facility Termination, (a) Borrowers shall operate, maintain and preserve all rights, privileges, franchises, licenses, Gaming Permits and other properties and assets necessary to conduct their businesses and the Casino Facilities, the absence of which would result in a Material Adverse Change, in accordance in all material respects with all applicable governmental laws, ordinances, approvals, rules and regulations and requirements, including, but not limited to, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, rules and regulations promulgated thereunder, and (b) Borrowers shall not consolidate with, remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person (other than to another member of the Borrower Consolidation),any part of their properties and assets necessary for the continuance of their business, as presently conducted and as presently contemplated, other than in the normal course of business or as otherwise permitted pursuant to this Credit
Agreement.

b. Furthermore, notwithstanding the provisions contained in Section 5.25, in the event any Borrower, Guarantor or any Affiliate and/or Subsidiary thereof, shall acquire the fee interest in the T-Shirt Shop or shall acquire any other real property or rights to the use of real property which is used in a material manner in connection with the Casino Facilities, or any of them, Borrowers shall concurrently with the acquisition of such real property or the rights to the use of such real property, execute or cause the execution of such documents as may be necessary to add such real property or rights to the use of real property as Collateral under the Credit Facility. Borrowers shall not remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person, any part of their properties and assets necessary for the continuance of their businesses, as presently conducted, other than in the normal course of Borrowers' business and as provided in Sections
5.01  and  5.07.

Section 5.07. Repair of Properties and Assets. Until Credit Facility Termination, Borrowers shall, at their own cost and expense, (a) maintain, preserve and keep in a manner consistent with gaming casino operating practices generally applicable to casino operations operating in the Cripple Creek, Colorado area, their assets and properties, including, but not limited to, the Collateral and all FF&E owned or leased by Borrowers in good and substantial repair, working order and condition, ordinary wear and tear excepted, (b) from time to time, make or cause to be made, all repairs, replacements, renewals, improvements and betterments to the Casino Facilities that Borrowers deem reasonably necessary, and (c) from time to time, make such substitutions, additions, modifications and improvements that Borrowers deem reasonably necessary. All alterations, replacements, renewals, or additions made pursuant to this Section 5.07 shall become and constitute a part of said assets and property and subject, inter alia, to the provisions of Section 5.01 and subject to the lien of the Security Documentation.

Section 5.08. Financial Statements; Reports; Certificates and Books and Records. Until Credit Facility Termination, the Borrower Consolidation and Guarantor shall, unless the Agent Bank (with the written approval of the Requisite Lenders) otherwise consents, at Borrowers' Consolidation and Guarantor's sole expense, deliver to the Agent Bank and each of the Lenders a full and complete copy of each of the following:

a. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter following the Closing Date, the balance sheet of the Borrower Consolidation as at the end of such Fiscal Quarter and an income statement, statement of operations and a statement of cash flows for the Fiscal Quarter under review and reflecting year-to-date performance of the Borrower Consolidation and, a comparison of the financial performance of the Borrower Consolidation to the prior Fiscal Year's operations. Such financial Statements shall be certified by an

Authorized Officer of the Borrower Consolidation as fairly presenting the financial condition, results of operations and cash flows of the Borrower Consolidation in accordance with GAAP, except as noted therein, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

b. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter (including the fourth (4th) Fiscal Quarter in any Fiscal Year), a pricing certificate in the form marked "Exhibit G", affixed hereto and by this reference incorporated herein and made a part hereof (the "Pricing Certificate") setting forth a preliminary calculation of the Leverage Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of the Borrower Consolidation for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Leverage Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof; provided, however, that in the event that Borrowers do not deliver a Pricing Certificate when due, then until (but only until) such Pricing Certificate is delivered as provided herein, the Leverage Ratio shall be deemed, for the purpose of determining the Applicable Margin, to be greater than 3.0 to 1.0 and the Applicable Margin determined with respect thereto;

c. As soon as practicable, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, the balance sheet of the Borrower
Consolidation as at the end of such Fiscal year and an income statement, statement of operations and statement of cash flows for such Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP, except as noted therein, and such balance sheet and statements shall be accompanied by a report of independent public accountants of recognized standing selected by the Borrower Consolidation and reasonably satisfactory to the Requisite Lenders (it being understood that any "Big 6" accounting firm shall be automatically deemed satisfactory to the Requisite Lenders), which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of the Banks. Concurrently with the submission of such annual audited financial statements, such independent certified public accountants shall additionally furnish to Agent Bank a Compliance Certificate, certifying that such independent certified public accountant has no actual knowledge of any Default or Event of Default;

d. As soon as practicable, and in any event within forty-five (45) days after the commencement of each Fiscal Year, a budget for the Borrowers, including for such Fiscal Year, projected statement of operations and projected statement of cash flow, all in reasonable detail;

e. As soon as reasonably practical after each Fiscal Year End, but in no event later than forty-five (45) days following each Fiscal Year End, the Borrower Consolidation shall submit to Agent Bank, with sufficient copies for distribution to each of the Lenders, an internally prepared annual capital expenditure budget with respect to the Casino Facilities for the next ensuing Fiscal Year, which shall be reconciled as of the end of each Fiscal Quarter with actual Capital Expenditures made to the date of such Fiscal Quarter end. Each such quarterly reconciliation shall be made as soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter;

f. On or before forty-five (45) days after the end of each Fiscal Quarter following the Closing Date, and continuing until Credit Facility Termination, the Borrower Consolidation shall, at the Borrower Consolidation's sole expense, deliver to the Agent Bank for distribution by it to the Banks, a Compliance Certificate in each instance duly and accurately prepared and signed by an Authorized Officer;

g. Until Bank Facility Termination, the Borrower Consolidation shall keep and maintain complete and accurate books and records. Borrowers shall permit Banks and any authorized representatives of Banks to have reasonable access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Borrowers at all reasonable times upon the giving of reasonable notice of such intent. In addition: (i) in the event of the occurrence of any Default or Event of Default, or (ii) in the event any Material Adverse Change occurs, Borrowers shall promptly, and in any event within three (3) days after actual knowledge thereof, notify Agent Bank in writing of such occurrence;

h. Promptly after the same are available, copies of each annual report, quarterly report, proxy or financial statement or other report or communication sent to the stockholders of Guarantor, and copies of all annual, regular, periodic and special reports and registration statements which Guarantor may file or be required to file with the Securities and Exchange Commission under
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Banks pursuant to other provisions of this Section 5.08; and

i. Until Credit Facility Termination, Borrowers and Guarantor shall furnish to Agent Bank, with sufficient copies for distribution to each of the Banks any financial information or other information bearing on the financial status of the Borrowers which is reasonably requested by Agent Bank or Requisite Lenders.
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


Section 5.09. Insurance. Borrowers shall obtain, or cause to be obtained, and shall maintain or cause to be maintained with respect to the Casino Facilities, at all times throughout the period commencing on the Closing Date and continuing until Credit Facility Termination at their own cost and expense, and shall deposit with Agent Bank on or before the Closing Date:

a.     Property  Insurance.  The  Borrower  Consolidation shall maintain an "All
Risk" (special causes of loss or equivalent), including flood and earthquake perils with a sublimit of no less than One Million Dollars ($1,000,000.00), covering the building and improvements, and any other permanent structures for one hundred percent (100%) of the replacement cost. Upon the request of Agent Bank, replacement cost for insurance purposes will be established by an independent appraiser mutually selected by Borrowers and Agent Bank. The policy will include Agreed Amount (waiving co-insurance) and replacement cost valuation and building ordinance endorsements. The policy will include a standard mortgagee clause (ISO form or equivalent) and provide that all losses in excess of One Hundred Thousand Dollars ($100,000.00) be adjusted with the Agent Bank. The Borrowers waive any and all rights of subrogation against Banks.

b. Personal Property (including machinery, equipment, furniture, fixtures, stock). The Borrower Consolidation shall maintain "All Risk" property coverage for all personal property owned, leased or for which any Borrower is legally liable. Such policy shall include a Lenders Loss Payable endorsement in favor of Agent Bank.
          The policy providing real property and personal property coverages, as specified in 5.09(a) and (b) hereinabove, may include a deductible of no more than Ten Thousand Dollars ($10,000.00) for any single occurrence. Flood and earthquake deductibles can be no more than Twenty-Five Thousand Dollars ($25,000.00), if a separate deductible applies.

c. Business Interruption/Extra Expense. The Borrower Consolidation shall maintain combined Business Interruption/Extra Expense coverage with a limit representing no less than one hundred percent (100%) of the projected annual net profit plus continuing expenses (including debt service) for the Casino Facilities. Such coverage shall also include extensions for off premises power losses and an extended period of indemnity of ninety (90) days endorsement. These coverages may have a deductible of no greater than twenty-four (24) hours, or Twenty-Five Thousand Dollars ($25,000.00), if a separate deductible applies.

d. Boiler and Machinery. The Borrower Consolidation shall maintain a Boiler and Machinery policy for the Casino Facilities written on a Comprehensive Form with a combined direct and indirect limit of no less than Two Million Five Hundred Thousand Dollars ($2,500,000.00). The policy shall include extensions for Agreed Amount (waiving co-insurance) and Replacement Cost Valuation. The policy may contain deductibles of no greater than Ten Thousand Dollars ($10,000.00) direct and twenty-four (24) hours indirect.

e. Crime Insurance. The Borrower Consolidation shall obtain a comprehensive crime policy, including the following coverages:

          (i)      employee  dishonesty  -  Five  Hundred  Thousand  Dollars
                   ($500,000.00);

          (ii) money and securities (inside) - One Hundred Thousand Dollars ($100,000.00);

          (iii) money and securities (outside) - One Hundred Thousand Dollars ($100,000.00);

          (iv)     depositor's  forgery  -  One  Hundred  Thousand  Dollars
                   ($100,000.00);

          (v)      computer  fraud - One Hundred Thousand Dollars ($100,000.00).

          The policy must be amended so that money is defined to include "tokens and chips" (as defined by the Gaming Laws). The policy may contain deductibles of no greater than Fifty Thousand Dollars ($50,000.00) for employee dishonesty and Ten Thousand Dollars ($10,000.00) for all other agreements listed above.

f. Commercial General Liability (1996 form or equivalent). The Borrower Consolidation shall maintain a Commercial General Liability policy with a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage, including Products Liability, Contractual Liability, and all standard policy form extensions. The policy must provide a Two Million Dollar ($2,000,000.00) general aggregate (per location, if multi-location risk) and be written on an "occurrence form". The policy will include extensions for Liquor legal, Employee Benefits legal, Innkeepers legal and Safe Deposit legal. If the general liability policy contains a self-insured retention, it shall be no greater than Five Thousand Dollars ($5,000.00) per occurrence, with an aggregate retention of no more than One Hundred Thousand Dollars ($100,000.00), including expenses.

          The policy shall be endorsed to include Agent Bank as an additional insured on behalf of the Banks. Definition of additional insured shall include all officers, directors, employees, agents and representatives of the additional insured. The coverage
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

for additional insured shall apply on a primary basis irrespective of any other insurance whether collectible or not.

g. Automobile. Borrowers shall maintain a comprehensive Automobile Liability Insurance Policy written under coverage "symbol 1", providing a One -Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage covering all owned, non-owned and hired vehicles of the Borrower Consolidation. If the policy contains a self insured retention it shall be no greater than Five Thousand Dollars ($5,000.00) per occurrence, with an aggregate retention of no more than One Hundred Thousand Dollars ($100,000.00), including expenses.

h.     Workers  Compensation  and  Employers  Liability Insurance.  The Borrower
Consolidation shall maintain a standard workers compensation policy in compliance with all applicable laws of the State of Colorado, including employers liability coverage subject to a limit of no less than One Million Dollars ($1,000,000.00) each employee, One Million Dollars ($1,000,000.00) each accident, One Million Dollars ($1,000,000.00) policy limit. The policy shall include endorsements for Voluntary Compensation Coverage and Stop Gap Liability. If the Borrower Consolidation has elected to self-insure Workers Compensation coverage in the State of Colorado, the Agent Bank must be furnished with a copy of the certificate from the state permitting self-insurance and evidence of a Stop Loss Excess Workers Compensation policy with a specific retention of no greater than One Hundred Fifty Thousand Dollars ($150,000.00).

i. If the Borrower Consolidation's general liability and automobile policies include a self-insured retention, it is agreed and fully understood that the Borrower Consolidation is solely responsible for payment of all amounts due within said self-insured retentions. Any Indemnification/Hold Harmless provision is extended to cover all liabilities associated with said self-insured retentions.

j. Umbrella Liability. An Umbrella Liability policy shall be purchased with a limit of not less than Fifteen Million Dollars ($15,000,000.00) providing excess coverage over all limits and coverages indicated in paragraphs (f), (g) and (h) above. The limits can be obtained by a combination of Primary and Excess Umbrella policies, provided that all layers follow form with the underlying policies indicated in (f), (g) and (h) and are written on an "occurrence" form. This policy shall be endorsed to include the Agent Bank as an additional insured on behalf of the Banks, in the same manner set forth in
Section  5.09(f)  hereinabove.

k. All policies indicated above shall be written with insurance companies licensed and admitted to do business in the State of Colorado and shall be rated no lower than "A XII" in the most recent addition of A.M. Best and "AA" in the most recent edition of Standard & Poor's, or such other carrier reasonably acceptable to

Agent Bank. All policies discussed above shall be endorsed to provide that in the event of a cancellation, non-renewal or material modification, Agent Bank shall receive thirty (30) days prior written notice thereof. The Borrower Consolidation shall furnish Agent Bank with Certificates of Insurance executed by an authorized agent of the applicable insurance company or companies evidencing compliance with all insurance provisions set forth in Section 5.09
(a) through (j) on an annual basis. Certificates of Insurance executed by an authorized agent of each carrier providing insurance evidencing continuation of all coverages set forth in Section 5.09 (a) through (j) will be provided on or before the Closing Date and annually on or before ten (10) days prior to the expiration of each policy. All certificates and other notices related to the insurance program shall be delivered to Agent Bank concurrently with the delivery of such certificates or notices to such carrier or to Borrowers.

I. Any other insurance reasonably requested by Agent Bank in such amounts and covering such risks as may be reasonably required and customary in the hotel/casino industry in the general location of the Casino Facilities.

Section 5.10. Taxes. Throughout the term of the Credit Facility, Borrowers shall prepare and timely file or cause to be prepared and timely filed all federal, state and local tax returns required to be filed by it, and Borrowers shall pay and discharge prior to delinquency all material taxes, assessments and other governmental charges or levies imposed upon them, or in respect of any of their respective properties and assets except such taxes, assessments and other governmental charges or levies, if any, as are being contested in good faith by Borrowers in the manner which is set forth for such contests by Section
4.07  herein.

Section 5.11. Permitted Encumbrances Only. Until Credit Facility Termination, Borrowers shall not create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint, or other judicial process or burdens of any kind and nature except the Permitted Encumbrances on or with respect to the Collateral, except (a) with respect to matters described in Section 5.04 and 5.10, such items as are being discharged, released and/or contested, as the case may be, in the manner described therein, written notice of all tax lien contests and all other items involving amounts in excess of $250,000.00 in the aggregate having been given to Agent Bank, and (b) with respect to any other items involving amounts in excess of $250,000.00 in the aggregate, if any, as are being contested in good faith by appropriate proceedings and for which Borrowers have given written notice thereof to Agent Bank and have maintained adequate reserves for the payment thereof.

Section 5.12. Advances. Until Credit Facility Termination, if Borrowers should fail (i) to perform or observe, or (ii) to cause to be performed or observed, any covenant or obligation of such Borrowers under this Credit
Agreement or any of the other Loan Documents, the failure of which could reasonably be expected to result in a Material Adverse Change, then Agent Bank, upon the giving of reasonable notice, may (but shall be under no obligation to) take such steps as are necessary to remedy any such non-performance or non-observance and provide for payment thereof. All amounts advanced by Agent Bank or Lenders pursuant to this Section 5.12 shall become an additional obligation of Borrowers to Lenders secured by the Security Documentation and other Loan Documents, shall reduce the amount of Available Borrowings and shall become due and payable by Borrowers on the next interest payment date, together with interest thereon at a rate per annum equal to the Default Rate (such interest to be calculated from the date of such advancement to the date of payment thereof by Borrowers).

Section 5.13. Further Assurances. Borrowers, Guarantor, Agent Bank and each of the Banks will, at the expense of the Borrowers, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such amendments or supplements hereto or to any of the Loan Documents and such further documents, instruments and transfers as any such party may reasonably require for the curing of any defect in the execution or acknowledgement hereof or in any of the Loan Documents, or in the description of the Real Property or other Collateral or for the proper evidencing of giving notice of each lien or security interest securing repayment of the Credit Facility. Further, upon the execution and delivery of the Deed of Trust and each of the Loan Documents and thereafter, from time to time, Borrowers shall cause the Deed of Trust and each of the Loan Documents and each amendment and supplement thereto to be filed, registered and recorded and to be refiled, re-registered and re-recorded in such manner and in such places as may be reasonably required by the Requisite Lenders or Agent Bank, in order to publish notice of and fully protect the liens of the Security Documentation and to protect or continue to perfect the security interests created by the Security Documentation in the Collateral and to perform or cause to be performed from time to time any other actions required by law and execute or cause to be executed any and all instruments of further assurance that may be necessary for such publication, perfection, continuation and protection.

Section 5.14. Indemnification. Borrowers and Guarantor agree to and do hereby jointly and severally indemnify, protect, defend and save harmless Agent Bank and each of the Banks and their respective directors, trustees, officers, employees, agents, attorneys and shareholders (individually an "Indemnified Party" and collectively the "Indemnified Parties") from and against any and all losses, damages, expenses or liabilities of any kind or nature from any investigations, suits, claims, demands or other proceedings, including reason-able counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Credit Agreement, with any other Loan Document or with the transactions contemplated herein and thereby; provided, however, Borrowers and Guarantor shall not be obligated to indemnify, protect, defend or save harmless an Indemnified Party if, and to the extent, the loss, damage, expense or liability was caused by (a) the gross negligence or willful or intentional misconduct of such Indemnified Party, or (b) the breach of this Credit Agreement or any other Loan Document by such Indemnified Party or the breach of any laws, rules or regulations by an Indemnified Party (other than those breaches of laws arising from any Borrower's or Guarantor's default). In case any action shall be brought against any Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrowers and/or Guarantor, Agent Bank shall promptly notify Borrowers and Guarantor in writing, and Borrowers and Guarantor shall assume the defense thereof, including the employment of counsel selected by Borrowers and Guarantor and reasonably satisfactory to Agent Bank, the payment of all costs and expenses and the right to negotiate and consent to settlement. Upon reasonable determination made by an Indemnified Party that such counsel would have a conflict representing such Indemnified Party and Borrowers and Guarantor, the applicable Indemnified Party shall have the right to employ, at the expense of Borrowers, separate counsel in any such action and to participate in the defense thereof. Borrowers and Guarantor shall not be liable for any settlement of any such action effected without its consent, but if settled with Borrowers' or Guarantor's consent, or if there be a final judgment for the claimant in any such action, Borrowers and Guarantor agree to indemnify, defend and save harmless such Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. In the event that any Person is adjudged by a court of competent jurisdiction not to have been entitled to indemnification under this Section 5.14, it shall repay all amounts with respect to which it has been so adjudged. If and to the extent that the indemnification provisions contained in this Section 5.14 are unenforceable for any reason, the Borrowers and Guarantor hereby agree to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law. The provisions of this Section 5.14 shall survive the termination of this Credit Agreement, the repayment of the Credit Facility and the assignment or subparticipation of all or any portion of the Syndication Interest held by any Lender pursuant to Section 10.10.

Section 5.15. Compliance With Other Loan Documents. Borrowers and Guarantor shall comply in all material respects with each and every term, condition and agreement contained in the Loan Documents.
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


Section 5.16. Suits or Actions Affecting Borrowers. Until Credit Facility Termination, Borrowers shall promptly advise Agent Bank in writing within ten
(10) days of any Borrower's knowledge of (a) any Significant Litigation claims, litigation, proceedings or disputes (whether or not purportedly on behalf of Borrowers) against, or to the actual knowledge of Borrowers, threatened or affecting any Borrower which could reasonably be expected to result in an award of monetary damages in excess of One Million Dollars ($1,000,000.00), (b) any material labor controversy resulting in or threatening to result in a strike against the Casino Facilities, or (c) any proposal by any Governmental Authority to acquire any of the material assets or business of Borrowers.

Section 5.17. Maintenance of Designated Deposit Account. Until Credit Facility Termination, Borrowers shall maintain the Designated Deposit Account to facilitate the operational process of the Credit Facility.

Section 5.18. Notice to Gaming Authorities Board. Borrowers shall make all required reports and disclosures to the Gaming Authorities on a timely basis.

Section 5.19. Tradenames, Trademarks and Servicemarks. No Borrower shall assign or in any other manner alienate its interest in any material tradenames, trademarks or servicemarks relating or pertaining to the Casino Facilities during the term of the Credit Facility, except pursuant to the Security Documentation. No Borrower shall change its name without first giving sixty
(60) days prior written notice to Agent Bank, together with evidence reasonably satisfactory to the Agent Bank that all notices and other documents required to be delivered, recorded or filed in order to perfect and protect the security interest granted by such Borrower to the Banks in such trademarks, tradenames and servicemarks and the other Collateral have been so delivered, recorded and/or filed.

Section 5.20. Notice of Hazardous Materials. Within ten (10) days after any Borrower obtaining actual knowledge thereof, Borrowers shall immediately advise Agent Bank and each of the Lenders in writing and deliver a copy of (a) any and all enforcement, clean-up, removal or other governmental or regulatory actions expected to cost in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) instituted, completed or threatened pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials (as defined in the Environmental Certificate) affecting the Collateral ("Hazardous Materials Laws"); (b) all claims made or threatened by any third party against any Borrower or the Casino Facilities in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (a) and (b) above are hereinafter referred to as "Hazardous Materials Claims"); and (c) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Casino Facilities that could cause the Real Property or any part thereof to be classified as a "border-zone property" under the provisions of, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Casino Facilities under, any Hazardous Materials Laws.

Section 5.21. Compliance with Statutes, etc. Borrowers will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of their business and the ownership of the property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) the non-compliance with which would result in a Material Adverse Change.

Section  5.22.     Compliance  with  Access  Laws.

a. Borrowers agree that Borrowers and the Casino Facilities shall at all times comply in all material respects with the applicable requirements of the Americans with Disabilities Act of 1990; the Fair Housing Amendments Act of 1988; and other federal, state or local laws or ordinances related to disabled access; or any statute, rule, regulation, ordinance, order of Governmental Authorities, or order or decree of any court adopted or enacted with respect thereto, as now existing or hereafter amended or adopted (collectively, the "Access Laws"). At any time, Agent Bank may require a certificate of compliance with the Access Laws and indemnification agreement in a form reasonably acceptable to Agent Bank. Agent Bank may also require a certificate of compliance with the Access Laws from an architect, engineer, or other third party acceptable to Agent Bank.

b. Notwithstanding any provisions set forth herein or in any other document, Borrowers shall not alter or permit any tenant or other person to alter the Casino Facilities in any manner which would increase any Borrower's responsibilities for compliance with the Access Laws without the prior written approval of Agent Bank. In connection with such approval, Agent Bank may require a certificate of compliance with the Access Laws from an architect, engineer or other person acceptable to Agent Bank.

c. Borrowers agree to give prompt written notice to Agent Bank of the receipt by any Borrower of any claims of violation of any of the Access Laws and of the commencement of any proceedings or investigations which relate to compliance with any of the Access Laws.

d. Borrowers and Guarantor shall and do hereby jointly and severally indemnify, defend and hold harmless Indemnified Parties from and against any and all claims, demands, damages, costs, expenses, losses, liabilities, penalties, fines and other proceedings including, without limitation, reasonable attorneys' fees and expenses arising directly or indirectly from or out of or in any way connected with any failure of the Casino Facilities to comply with any of the Access Laws. The obligations and liabilities of Borrowers and Guarantor under this section shall survive Facility Termination, any satisfaction, assignment, judicial or nonjudicial foreclosure proceeding, or delivery of a deed in lieu of foreclosure.

Section  5.23..     Golden  Horseshoe  Lease.

a. Until Credit Facility Termination, Borrowers shall fully perform and comply with or cause to be performed and complied with all of the respective material covenants, material terms and material conditions imposed or assumed by them, or any of them, as lessee under the Golden Horseshoe Lease. None of the Borrowers shall amend, modify or terminate, or enter into any agreement to amend, modify or terminate the Golden Horseshoe Lease without the prior written consent of Agent Bank.

b. On or before June 30, 2003, Borrowers shall either: (i) give written notice to Teller Realty, Inc. of Borrowers' intent to exercise the option to purchase the Golden Horseshoe Property under the Golden Horseshoe Lease; or (ii) provide for the term of the Golden Horseshoe Lease to be extended until at least June 30, 2010, according to terms and conditions which are reasonably acceptable to Requisite Lenders.

Section  5.24.     Office  Building.

a. On or before forty-five (45) days following the Closing Date, Borrowers shall deliver to Agent Bank an Environmental Site Assessment of the Office Building Parcel.

b. Promptly following the written request of Agent Bank, but in any event no later than ten (10) Banking Business Days following Borrowers' receipt of such request, Borrowers shall duly execute and deliver such additional Security Documentation as may be reasonably required by Agent Bank and its attorneys for the purpose of adding the Office Building Parcel as Collateral for the Bank Facilities.

c. All reasonable costs and expenses of adding the Office Building Parcel as additional Collateral shall be paid by Borrowers, including, without limitation, all reasonable attorneys fees, title insurance premiums and recording costs.

Section  5.25.     Additional  Real  Property  Acquisitions.

a. Borrowers may acquire title to Additional Real Property Acquisitions that are vacant or otherwise not improved with any buildings or structures without limitation. Provided, however, that prior to the expenditure of any Capital Expenditures or further Investment for the construction of any buildings or structures on such Additional Real Property Acquisition, Borrowers shall: (i) deliver to Agent Bank an Environmental Site Assessment of such Additional Real Property Acquisition, (ii) receive written approval of such Environmental Site Assessment from Agent Bank, and (iii) promptly following the written request of Agent Bank, but in any event no later than ten (10) Banking Business Days following Borrowers' receipt of such request, duly execute and deliver such additional Security Documentation as may be reasonably required by Agent Bank and its attorneys for the purpose of adding the applicable Additional Real Property Acquisition as Collateral for the Bank Facilities.

b. Borrowers shall not acquire title to any Additional Real Property Acquisition that is improved with a building or other structure unless and until Borrowers shall have: (i) delivered to Agent Bank an Environmental Site Assessment of such Additional Real Property Acquisition, (ii) received written approval of such Environmental Site Assessment from Agent Bank, and (iii) promptly following the written request of Agent Bank, but in any event no later than ten (10) Banking Business Days following Borrowers' receipt of such request, duly executed and delivered such additional Security Documentation as may be reasonably required by Agent Bank and its attorneys for the purpose of adding the applicable Additional Real Property Acquisition as Collateral for the Bank Facilities.

c. All reasonable costs and expenses of adding each applicable Additional Real Property Acquisition as additional Collateral shall be paid by Borrowers, including, without limitation, all reasonable attorneys fees, title insurance premiums and recording costs.

Section 5.26. Updated Appraisal. In the event of the occurrence of a Default or Event of Default or if at any time an appraisal of the Collateral prepared in compliance with FIRREA is determined to be necessary by Agent Bank or Requisite Lenders, Borrowers agree to pay all reasonable fees, costs and expenses incurred by Agent Bank in connection with the engagement and preparation of such appraisal. Borrowers shall not be obligated to pay for more than one of such appraisals.

                                  ARTICLE  II
                               FINANCIAL COVENANTS
                               -------------------

     Until Credit Facility Termination, Borrowers and Guarantor agree, as set forth below, to comply or cause compliance with the following Financial Covenants.
Section 6.01. Leverage Ratio. Commencing on the Closing Date and continuing as of each Fiscal Quarter end until the Maturity Date, the Borrower
Consolidation shall maintain a maximum Leverage Ratio no greater than 3.10 to 1.00.
                                       69
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Section  6.02.     Interest  Expense  Coverage Ratio.  Commencing on the Closing
Date and continuing as of each Fiscal Quarter end until the Maturity Date, the Borrower Consolidation shall maintain a minimum Interest Expense Coverage Ratio no less than 1.50 to 1.00. Each Interest Expense Ratio calculation shall be made on a cumulative basis with respect to each applicable Fiscal Quarter and the most recently ended three (3) preceding Fiscal Quarters on a rolling four
(4)  Fiscal  Quarter  basis.

Section 6.03. TFCC Ratio. Commencing as of the Closing Date and continuing as of each Fiscal Quarter end until the Maturity Date, the Borrower Consolidation shall maintain a minimum TFCC Ratio of no less than 1.10 to 1.00. Each TFCC Ratio calculation shall be made on a cumulative basis with respect to each applicable Fiscal Quarter and the most recently ended three (3) preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis.

Section 6.04. Restriction on Transfer of Ownership. Until Credit Facility Termination, all of the issued and outstanding capital stock of WMCKVC shall be owned by Guarantor and all of the issued and outstanding capital stock of CCCC and WMCKAC shall be owned by WMCKVC.

Section 6.05. Total Indebtedness. The Borrower Consolidation shall not owe or incur any Indebtedness, except as specifically permitted hereinbelow:

a.     Funded  Outstandings  under  the  Credit  Facility;

b. Secured Interest Rate Hedges up to the aggregate amount of Eighteen Million Dollars ($18,000,000.00);

c. Secured purchase money Indebtedness and Capital Lease Liabilities relating to FF&E to be used in connection with the Casino Facilities up to the maximum aggregate principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00) at any time outstanding;

d. Indebtedness to Guarantor or any Subsidiary or Affiliate of Guarantor which is not a member of the Borrower Consolidation shall not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate at any time;

e.     The  Indebtedness  evidenced  by  the  BGP  Note;  and

f. The Subordinated Debt as of the Closing Date and any additional unsecured subordinated debt, the rate of interest and repayment terms of which are first approved in writing by Agent Bank and for which a payment subordination agreement, in the form of Exhibit I hereto, has been first executed in favor of Agent Bank on behalf of Lenders.
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

Section 6.06. Capital Expenditures. Commencing with the Closing Date, Borrowers shall make, or cause to be made, annual Capital Expenditures to the Casino Facilities in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000.00) during each Fiscal Year. In no event shall the Borrower Consolidation expend in excess of Five Hundred Thousand Dollars ($500,000.00) on Non-Financed Capital Expenditures during any Fiscal Year.

Section 6.07. Other Liens. Borrowers shall not grant, consent to or otherwise agree to liens, encumbrances or negative pledges with respect to any of its respective assets or any of the Collateral, other than (a) liens existing as of the Closing Date acceptable to the Agent Bank and disclosed in writing prior to the Closing Date, (b) liens permitted under the terms of this Credit Agreement as Permitted Encumbrances, and (c) liens created or evidenced by the Security Documentation.

Section 6.08. Consolidation, Merger, Sale of Assets, etc. No Borrower will wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the forgoing at any future time) all or any material part of its property or assets, except that (i) the Borrowers may make sales of inventory in the ordinary course of business and (ii) the Borrowers may, in the ordinary course of business, sell or otherwise dispose of FF&E which is uneconomic or obsolete subject to the provisions set forth in Section 5.01.

Section 6.09. Investment Restrictions. Other than Investments held by Borrowers as of the date of this Credit Agreement or as otherwise permitted herein or approved in writing by Agent Bank, the Borrower Consolidation shall not make any Investments (whether by way of loan, stock purchase, capital contribution, or otherwise) other than the following:

a.     Direct  obligations  of  the  United  States  Government;

b.     Prime  commercial  paper  (AA  rated  or  better);

c. Certificates of Deposit or Repurchase Agreement issued by a commercial bank having capital surplus in excess of One Hundred Million Dollars ($100,000,000.00);

d. Money market or other funds of nationally recognized institutions investing solely in obligations described in (a), (b) and (c) above;

e. Loans and advances to Guarantor or to any Subsidiary or Affiliate of Guarantor which is not a member of the Borrower Consolidation shall not exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate at any one time;

f.     Investments  and  Capital  Expenditures  in  the  Casino  Facilities;

g. Investments for the acquisition of the T-Shirt Shop pursuant to exercise of the option to purchase which is granted by the T-Shirt Shop Option;

h.     Investments  and  Capital  Expenditures  to  the  Office Building Parcel;

i. Investments for the acquisition of title to Additional Real Property Acquisitions and Investments and Capital Expenditures for the construction of buildings and other improvements thereon subject to the conditions precedent and provisions set forth in Section 5.25; and

j. Investments for the acquisition of the Double Eagle Hotel & Casino up to the maximum cumulative aggregate amount of One Million Five Hundred Thousand Dollars ($1,500,000.00), provided that the terms and conditions of such investment are first approved by Requisite Lenders in their sole discretion.

Section 6.10. Ratio of Guarantor Funded Debt to Borrower Consolidation EBITDA. The ratio of Guarantor's consolidated Funded Debt (excluding all debt of Century Casinos Africa, or any of its Subsidiaries which is related to the Caledon Investment and which is nonrecourse as to Guarantor) to the Borrower Consolidation's EBITDA as of the end of each Fiscal Quarter shall be less than or equal to 4.00 to 1.00.

Section 6.11. Contingent Liabilities. Borrowers shall not incur any Contingent Liabilities, other than Secured Interest Rate Hedges up to the limits provided in Section 6.05(b).

Section  6.12.     ERISA.  Borrowers  shall  not:

a. At any time, permit any Pension Plan which is maintained by Borrowers or to which Borrowers are obligated to contribute on behalf of their employees, in such case if to do so would constitute a Material Adverse Change, to:
               (i) engage in any non-exempt "prohibited transaction", as such term is defined in Section 4975 of the Code;

               (ii) incur any material "accumulated funding deficiency", as that term is defined in Section 302 of ERISA; or

               (iii) suffer a termination event to occur which may reasonably be expected to result in liability of Borrowers to the Pension Plan or to the Pension Benefit Guaranty Corporation or the imposition of a lien on the Collateral pursuant to Section 4068 of ERISA.

b. Fail, upon Borrowers becoming aware thereof, promptly to notify the Agent Bank of the occurrence of any "reportable event" (as defined in Section
4043  of  ERISA)  or  of  any non-exempt "prohibited transaction" (as defined in
Section 4975 of the Code) with respect to any Pension Plan which is maintained by Borrowers or to which Borrowers are obligated to contribute on behalf of their employees or any trust created thereunder.

c. At any time, permit any Pension Plan which is maintained by Borrowers or to which Borrowers are obligated to contribute on behalf of its employees to fail to comply with ERISA or other applicable laws in any respect that would result in a Material Adverse Change.

Section 6.13. Margin Regulations. No part of the proceeds of the Credit Facility will be used by Borrowers to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of such loans, nor the use of the proceeds of such loans will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

Section 6.14. No Subsidiaries. Other than WMCKVC's ownership of CCCC and WMCKAC, Borrowers shall not own or create any Subsidiaries without the prior written consent of Agent Bank.

Section 6.15. Transactions with Affiliates. Transactions by Borrowers with Affiliates of Borrowers or Guarantor other than arms length transactions for fair market value shall be and are hereby prohibited.

Section 6.16. Change in Accounting Principles. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Agent Bank pursuant to the terms hereof are hereinafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrowers with the agreement of their independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrowers shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Agent Bank, Requisite Lenders and Borrowers, to so reflect such change in accounting principles.

                                   ARTICLE  II
                                EVENTS OF DEFAULT
                                -----------------

Section 7.01. Events of Default. Any of the following events and the passage of any applicable notice and cure periods shall constitute an Event of Default hereunder:

a. Any representation or warranty made by Borrowers or Guarantor pursuant to or in connection with this Credit Agreement, the Revolving Credit Note, the
Environmental Certificate, or any other Loan Document or in any report, certificate, financial statement or other writing furnished by Borrowers or Guarantor in connection herewith, shall prove to be false, incorrect or misleading in any materially adverse aspect as of the date when made (unless cured within thirty (30) days of the date when made if such representation or warranty is capable of being cured);

b. Borrowers shall have defaulted in the payment of any interest on the Revolving Credit Note for a period of five (5) days from the date Agent Bank gives written notice that such payment is due or shall have defaulted in the payment of any principal on the Revolving Credit Note for two (2) days after written notice thereof is delivered to Borrowers by Agent Bank;

c. Any of the Security Documentation or any provision thereof shall cease to be in full force and effect in any material respect or shall cease to give the Agent Bank in any material respect the liens, rights, powers and privileges Purported to be created thereby or the Borrowers shall default in the due performance or observance of any term, covenant or agreement on their part to be performed or observed pursuant to the Security Documentation for a period of thirty (30) days after written notice thereof is delivered to Borrowers by Agent Bank or any Lender of such failure (or such shorter period following such notice as may be specifically required in any Loan Document), provided that with respect to default of any term, covenant or agreement (other than a Financial Covenant) which cannot be cured within such thirty (30) day period in the reasonable judgment of Agent Bank, Borrowers shall have a period of ninety
(90) days to cure such default so long as Borrowers commence such cure within the thirty (30) day period and diligently continues to cure such default;

d. Borrowers shall have defaulted in the payment of any late charge, Non-usage Fees, expenses, indemnities or any other amount owing under any Loan Document for a period of five (5) days after notice thereof to Borrowers from Agent Bank;

e. Borrowers or Guarantor shall fail duly and punctually to perform or comply in all material respects with any other term, covenant, condition or promise contained in this Credit Agreement, the Revolving Credit Note or any other Loan Document and such failure shall continue for thirty (30) days after written notice thereof is delivered to Borrowers and Guarantor by Agent Bank or any Lender of such failure (or such shorter period following such notice as may be required in any Loan Document), provided that with respect to default of any term, covenant or agreement (other than a Financial Covenant) which cannot be cured within such thirty (30) day period in the reasonable judgment of Agent Bank, Borrowers and Guarantor shall have a period of ninety (90) days to cure such default so long as Borrowers and Guarantor commence such cure within the thirty (30) day period and diligently continue to cure such default;

f. Any Borrower or Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, or shall consent to any such relief or to the appointment or taking possession by any such official in any involuntary case or other proceeding against it;

g. An involuntary case or other proceeding shall be commenced against any Borrower or Guarantor seeking liquidation, reorganization or other relief with respect to itself or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days;

h. Any Borrower or Guarantor makes an assignment of all or substantially all of its assets for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due;

i. Borrowers shall fail to pay when due in accordance with its terms and provisions any other Indebtedness of such Borrowers which failure would result in a Material Adverse Change and continues beyond the period of grace, if any, therefore;

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


j. The occurrence of any event of default, beyond any applicable grace period, or any termination event under the terms of any agreement with any Lender in connection with a Secured Interest Rate Hedge relating to the Credit Facility;

k. The occurrence of any Reportable Event as defined under the ERISA, which Agent Bank determines reasonably and in good faith constitutes proper grounds for the termination of any employee pension benefit plan or pension plan of any Borrower covered by ERISA by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States District Court of a trustee to administer any such plan, which occurs and continues for thirty (30) days after written notice of such determination shall have been given to Borrowers by Agent Bank;

l. Commencement against any Borrower, any time after the execution of this Credit Agreement, of any litigation which is not stayed, bonded, dismissed, terminated or disposed of to the satisfaction of Requisite Lenders within ninety
(90) days after its commencement, and which (i) could materially adversely affect the priority of the encumbrances and security interests granted Agent Bank by the Deed of Trust in the Real Property, or (ii) results in the issuance of a preliminary or permanent injunction which is not dissolved or stayed pending appeal within sixty (60) days of its issuance and which preliminary or permanent injunction materially adversely affects Borrowers' right to use the Real Property as the Casino Facilities;

m. The failure of any Borrower to hold all necessary Gaming Permits as of the Closing Date. The loss or suspension, other than on account of force majeure, of any Borrower's unrestricted Gaming Permits or the failure of any Borrower to maintain gaming activities in the Casino Facilities other than on account of force majeure for a period in excess of thirty (30) consecutive days;

n. Any order, judgment or decree shall be entered against any Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days, or any Borrower shall otherwise dissolve or cease to exist;

o. The occurrence of any default under the Guaranty or the revocation, termination or repudiation of any of the Guarantor's promises, obligations or covenants under the Guaranty; or

p. The failure by WMCKAC to timely perform any obligation which it may have under the Golden Horseshoe Lease.

Section 7.02. Default Remedies. Upon the occurrence of any Event of Default, Agent Bank, upon the consent or direction of Requisite Lenders, shall declare the unpaid balance of the Credit Facility, together with the interest thereon, to be fully due and payable, and, Agent Bank shall, upon the consent or direction of Requisite Lenders, exercise any or all of the following remedies:

a. Terminate the obligation of Lenders to make any advances for Borrowings and may declare all outstanding unpaid Indebtedness hereunder and under the Revolving Credit Note and other Loan Documents together with all accrued interest thereon immediately due and payable without presentation, demand, protest or notice of any kind. This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections
7.01(f),  (g)  or  (h)  with  respect  to  any  Borrower  or  any  Guarantor.

b. The Banks and/or Agent Bank may exercise any and all remedies available to Banks or Agent Bank under the Loan Documents.

c. The Banks and/or Agent Bank may exercise any other remedies available to Banks or Agent Bank at law or in equity, including requesting the appointment of a receiver to perform any acts required of Borrowers under this Credit Agreement, and Borrowers hereby specifically consent to any such request by Banks.

     For the purpose of carrying out this section and exercising these rights, powers and privileges, Borrowers hereby irrevocably constitute and appoint Agent Bank as their true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this paragraph in the name and on behalf of Borrowers. Agent Bank on behalf of Lenders may exercise one or more of Lenders' remedies simultaneously and all its remedies are nonexclusive and cumulative. Lenders shall not be required to pursue or exhaust any Collateral or remedy before pursuing any other Collateral or remedy. Lenders' failure to exercise any remedy for a particular default shall not be deemed a waiver of (i) such remedy, nor their rights to exercise any other remedy for that default, nor (ii) their right to exercise that remedy for any subsequent default.

Section 7.03. Application of Proceeds. All payments and proceeds received and all amounts held or realized from the sale or other disposition of the Casino Facilities and other Collateral, which are to be applied hereunder towards satisfaction of Borrowers' obligations under this Credit Agreement, shall be applied in the manner set forth in Colorado Revised Statutes or otherwise in the following order of priority:

a. First, to the payment of all reasonable fees, costs and expenses (including reasonable attorney's fees and expenses) incurred by Agent Bank and Banks, their agents or representatives in connection with the realization upon any of the Collateral;
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


b. Next, to the payment in full of any other amounts due under this Credit Agreement and any other Loan Documents (other than the Revolving Credit Note);

c.     Next, to the balance of interest remaining unpaid on the Revolving Credit
Note;

d. Next, to the balance of principal remaining unpaid on the Revolving Credit Note;

e. Next, the balance, if any, of such payments or proceeds to whomever may be legally entitled thereto.

Section 7.04. Notices. In order to entitle Agent Bank and/or Banks to exercise any remedy available hereunder, it shall not be necessary for Agent Bank and/or Banks to give any notice, other than such notice as may be required expressly herein.

Section 7.05. Agreement to Pay Attorney's Fees and Expenses. Subject to the provisions of Section 10.14, upon the occurrence of an Event of Default, as a result of which Agent Bank and/or Banks shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of Borrowers contained herein, Borrowers and Guarantor shall, on demand, pay to Agent Bank and Banks the actual and reasonable fees of such attorneys (including actual and reasonable allocated costs of in-house legal counsel) and such other reasonable expenses so incurred by Agent Bank and Banks.

Section 7.06. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Credit Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

Section 7.07. Licensing of Agent Bank and Lenders. In the event of the occurrence of an Event of Default hereunder or under any of the Loan Documents and it shall become necessary, or in the opinion of Requisite Lenders advisable, for an agent, supervisor, receiver or other representative of Agent Bank and Banks to become licensed under the provisions of the Gaming Laws of the State of Colorado, or rules and regulations adopted pursuant thereto, as a condition to receiving the benefit of any Collateral encumbered by the Security Documentation or other Loan Documents for the benefit of Lenders or otherwise to enforce their rights hereunder or thereunder, Borrowers do hereby give their consent to the granting of such license or licenses and
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

agree to execute such further documents as may be required in connection with the evidencing of such consent.

Section 7.08. Exercise of Rights Subject to Applicable Law. All rights, remedies and powers provided by this Article VII may be exercised only to the extent that the exercise thereof does not violate any applicable provision of the laws of any Governmental Authority and all of the provisions of this Article VII are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Credit Agreement invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.

Section 7.09. Discontinuance of Proceedings. In case Agent Bank and/or Banks shall have proceeded to enforce any right, power or remedy under this Credit Agreement, the Revolving Credit Note, the Security Documentation or any other Loan Document by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Banks, then and in every such case Borrowers, Guarantor, Agent Bank and/or Banks shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Agent Bank and Banks shall continue as if such proceedings had not been taken, subject to any binding rule by the applicable court or other tribunal in any such proceeding.

                                    ARTICLE  II
                      DAMAGE, DESTRUCTION AND CONDEMNATION
                      ------------------------------------

Section 8.01. No Abatement of Payments. If all or any part of the Collateral shall be materially damaged or destroyed, or if title to or the temporary use of the whole or any part of any of the Collateral shall be taken or condemned by a competent authority for any public use or purpose, or by exercise of the power of eminent domain, there shall be no abatement or reduction in the amounts payable by Borrowers hereunder or under the Revolving Credit Note, and Borrowers shall continue to be obligated to make such payments.

Section 8.02. Distribution of Capital Proceeds Upon Occurrence of Fire, Other Perils or Condemnation. All monies received from "All Risk" including flood and earthquake insurance policies covering any of the Collateral or from condemnation or similar actions in regard to said Collateral, shall be paid directly to Agent Bank. However, in the event the amount paid to Agent Bank is equal to or less than Five Hundred Thousand Dollars ($500,000.00), such amount shall be paid directly to Borrowers unless a Default or Event of Default shall have occurred and then be continuing.
In the event the amount paid to Agent Bank  is  greater  than  Five  Hundred

Thousand Dollars ($500,000.00), then, unless a Default or Event of Default has occurred hereunder and is then continuing, the entire amount so collected or so much thereof as may be required to repair or replace the destroyed or condemned property, shall, subject to the condition set forth below, be released to Borrowers for repair or replacement of the property destroyed or condemned or to reimburse Borrowers for the costs of such repair or replacement incurred prior to the date of such release. If a Default or Event of Default has occurred hereunder and is then continuing such amount may, at the option of Requisite Lenders, be applied to pay the outstanding balance of the Credit Facility. In the event the amount so collected is applied to pay or reduce the outstanding balance of the Credit Facility, the amount received by Agent Bank shall be applied in the priority set forth in Section 7.03 and, if such application is made when a Default or Event of Default has occurred and remains continuing, then Borrowers shall not be entitled to any further Borrowings. In the event Banks are required to release all or a portion of the collected funds to Borrowers for such repair or re-placement of the property destroyed or condemned, such release of funds shall be made in accordance with the following terms and conditions:

a. The repairs, replacements and rebuilding shall be made in accordance with plans and specifications approved by Agent Bank and in accordance with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities;

b. Borrowers shall provide Agent Bank with a detailed estimate of the costs of such repairs or restora-tions;

c. Borrowers shall satisfy the Requisite Lenders that after the reconstruction is completed, the value of the Casino Facilities will not be less than Thirty-Seven Million Two Hundred Thousand Dollars ($37,200,00.00), which value shall be based upon a multiple of projected EBITDA for the reconstructed Casino Facilities, which multiple and projected EBITDA shall be determined by Requisite Lenders, and shall be subject to such adjustments as Requisite Lenders may require, all in their reasonable discretion;

d. In the Agent Bank's sole reasonable opinion, any undisbursed portion of the Available Borrowings contemplated hereunder, after deposit of such proceeds, is sufficient to pay all costs of reconstruction of the Casino Facilities or other Collateral damaged, destroyed or condemned; or if the undisbursed portion of such Credit Facility is not sufficient, Borrowers shall provide evidence reasonably acceptable to Agent Bank of the availability of additional funds sufficient to pay such additional costs of reconstructing the Collateral;

e. Borrowers have delivered to the Agent Bank a construction contract for the work of reconstruction in form and content, including insurance requirements, acceptable to the Agent Bank with a contractor acceptable to the Agent Bank;

f. The Requisite Lenders in their reasonable discretion have determined that after the work of reconstruction is completed, the Casino Facilities or Collateral damaged, destroyed or condemned will produce income sufficient to pay all costs of operations and maintenance of the applicable Collateral with a reasonable reserve for repairs, and service all debts secured by the applicable Collateral;

g.     No  Default or Event of Default has occurred and is continuing hereunder;

h. Borrowers have provided evidence reasonably acceptable to Agent Bank of the availability of funds (taking into consideration the amount of Borrowings available and the amount of proceeds, if any, of insurance policies covering property damage and business interruption, loss or rental income in connection with the Casino Facilities or Collateral damaged, destroyed or condemned accruing and immediately forthcoming to the Agent Bank) to be sufficient to service the Indebtedness secured hereby during the period of reconstruction;

i. Before commencing any such work, Borrowers shall, at its own cost and expense, furnish Agent Bank with appropriate endorsements, if needed, to the "All Risk" insurance policy which Borrowers are then presently maintaining, and course of construction insurance to cover all of the risks during the course of such work;

j. Such work shall be commenced by Borrowers within one hundred twenty (120) days after (i) settlement shall have been made with the insurance companies or condemnation proceeds shall have been received, and (ii) all the necessary governmental approvals shall have been obtained, and such work shall be completed within a reasonable time, free and clear of all liens and encumbrances, except Permitted Encumbrances; and

k. Disbursements of such insurance or condemnation proceeds shall be made in the customary manner used by Agent Bank for the disbursement of construction loans.

                                   ARTICLE  II
                                AGENCY PROVISIONS
                                -----------------

Section  9.01.     Appointment.


a. Each Lender hereby (i) designates and appoints WFB as the Agent Bank of such Lender under this Credit Agreement and the Loan Documents, (ii) authorizes and directs Agent Bank to enter into the Loan Documents other than this Credit Agreement for the benefit of Lenders, and (iii) authorizes Agent Bank to take such action on its behalf under the provisions of this Credit Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto, subject to the limitations referred to in Sections 9.10(a) and 9.10(b). Agent Bank agrees to act as such on the express conditions contained in this Article IX.

b. The provisions of this Article IX are solely for the benefit of Agent Bank and Lenders, and Borrowers and Guarantor shall not have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in
     Sections 9.03, 9.09 and 10.10), provided, however, that the foregoing shall in no way limit Borrowers' obligations under this Article IX. In performing its functions and duties under this Credit Agreement, Agent Bank shall act solely as Agent Bank of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers, Guarantor or any other Person.

Section 9.02. Nature of Duties. Agent Bank shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement or in the Loan Documents. The duties of Agent Bank shall be administrative in nature. Subject to the provisions of Sections 9.05 and 9.07, Agent Bank shall administer the Credit Facility in the same manner as it administers its own loans. Promptly following the effectiveness of this Credit Agreement, Agent Bank shall send to each Lender a duplicate executed original, to the extent the same are available in sufficient numbers, of the Credit Agreement and a copy of each other Loan Document in favor of Lenders and a copy of the filed or recorded Security Documentation, with the originals of the latter to be held and retained by Agent Bank for the benefit of all Lenders. Agent Bank shall not have by reason of this Credit Agreement a fiduciary relationship in respect of any Lender. Nothing in this Credit Agreement or any of the Loan Documents, expressed or implied, is intended or shall be construed to impose upon Agent Bank any obligation in respect of this Credit Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers, Guarantor and the Collateral in connection with the making and the continuance of the Credit Facility hereunder and shall make its own appraisal of the creditworthiness of the Borrowers, Guarantor and the Collateral, and, except as specifically provided herein, Agent Bank shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

Section  9.03.     Disbursement  of  Borrowings.

a. Not later than the next Banking Business Day following receipt of a Notice of Borrowing, Agent Bank shall send a copy thereof by facsimile to each other Lender and shall otherwise notify each Lender of the proposed Borrowing and the Funding Date. Each Lender shall make available to Agent Bank (or the funding bank or entity designated by Agent Bank), the amount of such Lender's Pro Rata Share of such Borrowing in immediately available funds not later than the times designated in Section 9.03(b). Unless Agent Bank shall have been notified by any Lender not later than the close of business (San Francisco time)
     on the Banking Business Day immediately preceding the Funding Date in respect of any Borrowing that such Lender does not intend to make available to Agent Bank such Lender's Pro Rata Share of such Borrowing, Agent Bank may assume that such Lender shall make such amount available to Agent Bank. If any Lender does not notify Agent Bank of its intention not to make available its Pro Rata Share of such Borrowing as described above, but does not for any reason make available to Agent Bank such Lender's Pro Rata Share of such Borrowing, such Lender shall pay to Agent Bank forthwith on demand such amount, together with interest thereon at the Federal Funds Rate. In any case where a Lender does not for any reason make available to Agent Bank such Lender's Pro Rata Share of such Borrowing, Agent Bank, in its sole discretion, may, but shall not be obligated to, fund to Borrowers such Lender's Pro Rata Share of such Borrowing. If Agent Bank funds to Borrowers such Lender's Pro Rata Share of such Borrowing and if such Lender subsequently pays to Agent Bank such corresponding amount, such amount so paid shall constitute such Lender's Pro Rata Share of such Borrowing. Nothing in this Section 9.03(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Borrowing.

b. Requests by Agent Bank for funding by Lenders of Borrowings will be made by telecopy. Each Lender shall make the amount of its Pro Rata Share of such Borrowing available to Agent Bank in Dollars and in immediately available funds, to such bank and account, in El Segundo, California as Agent Bank may designate, not later than 9:00 A.M. (San Francisco time) on the Funding Date designated in the Notice of Borrowing with respect to such Borrowing, but in no event earlier than two (2) Banking Business Days following Lender's receipt of the applicable Notice of Borrowing.

c. Nothing in this Section 9.03 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of Borrowings on any

Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to advance its Pro Rata Share of any Borrowing hereunder, and the Pro Rata Share of the Aggregate Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to advance its Pro Rata Share of any Borrowing.

Section  9.04.     Distribution  and  Apportionment  of  Payments.

a. Subject to Section 9.04(b), payments actually received by Agent Bank for the account of Lenders shall be paid to them promptly after receipt thereof by Agent Bank, but in any event within one (1) Banking Business Day, provided that Agent Bank shall pay to Lenders interest thereon, at the Federal Funds Rate from the Banking Business Day following receipt of such funds by Agent Bank until such funds are paid in immediately available funds to Lenders. Subject to
Section 9.04(b), all payments of principal and interest in respect of Funded Outstandings, all payments of the fees described in this Credit Agreement, and all payments in respect of any other Obligations shall be allocated among such other Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Agent Bank shall promptly distribute, but in any event within one (1) Banking Business Day, to each Lender at its primary address set forth on the appropriate signature page hereof or on the applicable Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Agent Bank shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with
Section 10.01, without necessity of notice to or consent of or approval by Borrowers or any other Person. All payments or other sums received by Agent Bank for the account of Lenders (including, without limitation, principal and interest payments, the proceeds of any and all insurance maintained with respect to any of the Collateral, and any and all condemnation proceeds with respect to any of the Collateral) shall not constitute property or assets of the Agent Bank and shall be held by Agent Bank, solely in its capacity as administrative and collateral agent for itself and the other Lenders, subject to the Loan Documents.

b. Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of Borrowing which was previously a Non Pro Rata Borrowing, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal due in respect of such Non Pro

Rata Borrowing, all principal sums owing to such Defaulting Lender hereunder shall be subordinated in right of payment to the prior payment in full of all principal in respect of all Non Pro Rata Borrowing in which the Defaulting Lender has not funded its Pro Rata Share. This provision governs only the relationship among Agent Bank, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrowers to repay all Borrowings in accordance with the terms of this Credit Agreement. The provisions of this section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Credit Agreement to the contrary, (ii) any instruction of Borrowers as to their desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. No Nonusage Fee shall accrue in favor of, or be payable to, such Defaulting Lender from the date of any failure to fund Borrowings or reimburse Agent Bank for any Liabilities and Costs as herein provided until such failure has been cured, and Agent Bank shall be entitled to (A) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Credit Agreement, and (B) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Agent Bank and each of the other Lenders harmless from and against any and all Liabilities and Costs, plus interest thereon at the Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Credit Agreement.

Section 9.05. Rights, Exculpation, Etc. Neither Agent Bank, any Affiliate of Agent Bank, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent Bank shall be liable for its gross negligence or willful misconduct. In the absence of gross negligence or willful misconduct, Agent Bank shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 9.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Agent Bank shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, any of the Security Documentation or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of the Borrowers, Guarantor or any of their Affiliates. Agent Bank shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or any of the Loan Documents or the financial condition of the Borrowers, Guarantor or any of their Affiliates, or the existence or possible existence of any Default or Event of Default.

Section 9.06. Reliance. Agent Bank shall be entitled to rely upon any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Credit Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrowers), independent public accountant and other experts selected by it.

Section 9.07. Indemnification. To the extent that Agent Bank is not reimbursed and indemnified by Borrowers or Guarantor, Lenders will reimburse, within ten (10) Banking Business Days after notice from Agent Bank, and indemnify and defend Agent Bank for and against any and all Liabilities and Costs which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Credit Agreement, the Security Documentation or any of the other Loan Documents or any action taken or omitted by Agent Bank or under this Credit Agreement, the Security Documentation or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share; provided that no Lender shall be liable for any portion of such Liabilities and Costs resulting from Agent Bank's gross negligence or willful misconduct. The obligations of Lenders under this Section 9.07 shall survive the payment in full of all Obligations and the termination of this Credit Agreement. In the event that after payment and distribution of any amount by Agent Bank to Lenders, any Lender or third party, including Borrowers or Guarantor, any creditor of Borrowers or Guarantor or a trustee in bankruptcy, recovers from Agent Bank any amount found to have been wrongfully paid to Agent Bank or disbursed by Agent Bank to Lenders, then Lenders, in proportion to their respective Pro Rata Shares, shall reimburse Agent Bank for all such amounts. Notwithstanding the foregoing, Agent Bank shall not be obligated to advance Liabilities and Costs and may require the deposit by each Lender of its Pro Rata Share of any material Liabilities and Costs anticipated by Agent Bank before they are incurred or made payable.

Section 9.08. Agent Individually. With respect to its Pro Rata Share of the Aggregate Commitment hereunder and the Borrowings made by it, Agent Bank shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders" or any similar terms may include Agent Bank in its individual capacity as a Lender or one of the Requisite Lenders, but Requisite Lenders shall not include Agent Bank solely in its capacity as Agent Bank and need not necessarily include Agent Bank in its capacity as a Lender. Agent Bank and any Lender and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower, Guarantor or any of its Affiliates as if it were not acting as Agent Bank or Lender pursuant hereto.

Section 9.09. Successor Agent Bank; Resignation of Agent Bank; Removal of Agent Bank.


a. Agent Bank shall automatically cease to be Agent Bank hereunder in the event a petition in bankruptcy shall be filed by or against Agent Bank or the Federal Deposit Insurance Corporation or any other Governmental Authority shall assume control of Agent Bank or Agent Bank's interests under the Credit Facility. Further, Lenders (other than Agent Bank) may unanimously remove Agent
     Bank at any time upon the occurrence of gross negligence or wilful misconduct by Agent Bank by giving at least thirty (30) Banking Business Days' prior written notice to Agent Bank, Borrowers and all other Lenders. Such resignation or removal shall take effect upon the acceptance by a successor
Agent  Bank  of  appointment  pursuant  to  clause  (b)  or  (c).

b. Upon any such notice of resignation by or removal of Agent Bank, Requisite Lenders shall appoint a successor Agent Bank which appointment shall be subject to Borrowers' consent (other than upon the occurrence and during the continuance of any Event of Default), which shall not be unreasonably withheld or delayed. Any successor Agent Bank must be a bank (i) the senior debt obligations of which (or such bank's parent's senior unsecured debt obligations) are rated not less than Baa-2 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to Requisite Lenders and (ii) which has total assets in excess of Ten Billion Dollars ($10,000,000,000.00).

c. If a successor Agent Bank shall not have been so appointed within said thirty (30) Banking Business Day period, the retiring or removed Agent Bank, with the consent of Borrowers (other than upon the occurrence and during the continuance of any Event of Default) (which may not be unreasonably withheld or delayed), shall then appoint a successor Agent Bank who shall meet the requirements described in subsection (b) above and who shall serve as Agent Bank until such time, if any, as Requisite Lenders, with the consent of Borrowers (other than upon the occurrence and during the continuance of any Event of Default), appoint a successor Agent Bank as provided above.

Section  9.10.     Consent  and  Approvals.

a. Each consent, approval, amendment, modification or waiver specifically enumerated in this Section 9.10(a) shall require the consent of Requisite Lenders:

(i) Approval of Borrowings with less than full compliance with requirements of Article IIIB (Section 2.06);

(ii) Approval of any amendment, modification or termination or agreement to amend, modify or terminate the Subordinated Debt (Section 5.03);

(iii) Consent to modification to financial reporting requirements or production of additional financial or other information (Section 5.08);

(iv) Approval of a change in the method of calculation of any financial covenants, standards or terms as a result of a change in accounting principle (Section 6.15);

(v) Direct Agent Bank to declare the unpaid balance of the Credit Facility fully due and payable (Section 7.02);

(vi) Direct the disposition of insurance proceeds or condemnation awards under certain circumstances (Section 8.02);

(vii)    Approval  of  appointment  of  successor  Agent  Bank
(Section  9.09);

(viii)   Approval  of  certain  Protective  Advances  (Section
9.11(a));

(ix)     Approval  of a Post-Foreclosure Plan and related matters
(Section  9.11(e));

(x) Consent to action or proceeding against any Borrower, Guarantor or the Collateral by any Lender (Section 9.12);

(xi) Except as referred to in subsection (b) below, approval of any amendment, modification or termination of this Credit Agreement, or waiver of any provision herein (Section 10.01).

b. Each consent, approval, amendment, modification or waiver specifically enumerated in Section 10.01(a) through (c) shall require the consent of all Lenders.

c. In addition to the required consents or approvals referred to in subsection (a) above, Agent Bank may at any time request instructions from Requisite Lenders with respect to any actions or approvals which, by the terms of this Credit Agreement or of any of the Loan Documents, Agent Bank is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, Agent Bank shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Lender for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent Bank as a result of Agent Bank acting or refraining from acting under this Credit Agreement, the Security Documentation or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or, where applicable, all Lenders. Agent Bank shall promptly notify each Lender at any time that the Requisite Lenders have instructed Agent Bank to act or refrain from acting pursuant hereto.

d. Each Lender agrees that any action taken by Agent Bank at the direction or with the consent of Requisite Lenders in accordance with the provisions of this Credit Agreement or any Loan Document, and the exercise by Agent Bank at the direction or with the consent of Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, except for actions specifically requiring the approval of all Lenders. All communications from Agent Bank to Lenders requesting Lenders' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender,
(ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent Bank by Borrowers or Guarantor in respect of the matter or issue to be resolved, and (iv) shall include Agent Bank's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Banking Business Days (the "Lender Reply Period"). Unless a Lender shall give written notice to Agent Bank that it objects to the recommendation or determination of Agent Bank (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of Requisite Lenders or all Lenders, Agent Bank shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or
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determination  recommended  to Lenders by Agent Bank or such other course of action recommended by Requisite Lenders, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

Section  9.11.     Agency  Provisions  Relating  to  Collateral.

a. Agent Bank is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Document which may be necessary to perfect and maintain liens of the Security Documentation upon the Collateral granted pursuant to the Loan Documents. Agent Bank may make, and shall be reimbursed by Lenders (in accordance with their Pro Rata Shares), to the extent not reimbursed by Borrowers or Guarantor, for, Protective Advance(s) during any one (1) calendar year with respect to the Collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Collateral, (ii) amounts expended to pay insurance premiums for policies of insurance related to such Collateral, and (iii) One Hundred Thousand Dollars ($100,000.00). Protective Advances in excess of said sum during any calendar year for any Collateral shall require the consent of Requisite Lenders. In addition, Agent Bank is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, to waive the imposition of the late fees provided for in Section 2.08(a) up to a maximum of two (2) times per calendar year, including any extensions.

b. Lenders hereby irrevocably authorize Agent Bank, at its option and in its discretion, to release any Security Documentation granted to or held by Agent Bank upon any Collateral (i) upon Credit Facility Termination and repayment and satisfaction of all Borrowings, and all other Obligations and the termination of this Credit Agreement, or (ii) if approved, authorized or ratified in writing by Agent Bank at the direction of all Lenders. Agent Bank shall not be required to execute any document to evidence the release of the Security Documentation granted to Agent Bank for the benefit of Lenders herein or pursuant hereto upon any Collateral if, in Agent Bank's opinion, such document would expose Agent Bank to liability or create any obligation or entail any consequence other than the release of such Security Documentation without recourse or warranty, and such release shall not in any manner discharge, affect or impair the Obligations or any Security Documentation upon (or obligations of Borrowers in respect of) any property which shall continue to constitute part of the Collateral.
c. Except as provided in this Credit Agreement, Agent Bank shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrowers or is cared for, protected or insured or has been encumbered or that the Security Documentation granted to Agent Bank herein or in any of the other Loan Documents or pursuant hereto or thereto have been properly or
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sufficiently or lawfully created, perfected, protected or enforced or are entitled  to  any  particular  priority.

d. Should Agent Bank (i) employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any Collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or Security Documentation on any of the Collateral, or (ii) commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, irrespective of whether as a result thereof Agent Bank shall acquire title to any Collateral, either through foreclosure, deed in lieu of foreclosure or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such advice or other representation, enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrowers or Guarantor; provided that Agent Bank shall not be entitled to reimbursement of its attorneys' fees and expenses incurred in connection with the resolution of disputes between Agent Bank and other Lenders unless Agent Bank shall be the prevailing party in any such dispute. Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Shares. It is understood and agreed that in the event Agent Bank determines it is necessary to engage counsel for Lenders from and after the occurrence of an Event of Default, said counsel shall be selected by Agent Bank.

e. In the event that all or any portion of the Collateral is acquired by Agent Bank as the result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of Borrowers' or Guarantor's obligations, title to any such Collateral or any portion thereof shall be held in the name of Agent Bank or a nominee or subsidiary of Agent Bank, as agent, for the ratable benefit of Agent Bank and Lenders. Agent Bank shall prepare a recommended course of action for such Collateral (the "Post-Foreclosure Plan"), which shall be subject to the approval of the Requisite Lenders. In the event that Requisite Lenders do not approve such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Agent Bank, and Agent Bank shall submit any and all such additional Post-Foreclosure Plans to the Lenders for evaluation and the approval of Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, Agent Bank shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents of the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral; actions taken by Agent Bank with respect to the
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Collateral,  which  are not provided for in the approved Post-Foreclosure
Plan or reasonably incidental thereto, shall require the consent of Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Agent Bank pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Agent Bank shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Collateral, and each of the Lenders shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Agent Bank shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Agent Bank shall, in accordance with all applicable Gaming Laws and the Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. Lenders acknowledge that if title to any Collateral is obtained by Agent Bank or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. Agent Bank shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Agent Bank, as agent for Lenders, as the beneficiary or mortgagee. In such case, Agent Bank and Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this
Article  IX  insofar  as  the  same  is  appropriate  or  applicable.

Section 9.12. Lender Actions Against Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrowers, Guarantor or any other obligor hereunder, under the Security Documentation or under any other Loan Documents with respect to exercising claims against or rights in any Collateral without the consent of Requisite Lenders.

Section 9.13. Ratable Sharing. Subject to Section 9.03 and 9.04, Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of the Obligations, or the Collateral,
(ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate
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amount of the Obligations held by it which is greater than its
Pro Rata Share of the payments on account of the Obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrowers and Guarantor agree that any Lender so purchasing a participation from another Lender pursuant to this Section 9.13 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrowers and Guarantor in the amount of such participation. No Lender shall exercise any setoff, banker's lien or other similar right in respect to any Obligations without the prior written approval by Agent Bank.

Section 9.14. Delivery of Documents. Agent Bank shall as soon as reasonably practicable distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof, or at such other address as a Lender may request in writing, (i)copies of all documents to which such Lender is a party or of which is executed or held by Agent Bank on behalf of such Lender, (ii) all documents of which Agent Bank receives copies from Borrowers or Guarantor pursuant to Article VI and Section 10.03, (iii) all other documents or information which Agent Bank is required to send to Lenders pursuant to the terms of this Credit Agreement, (iv) other information or documents received by Agent Bank at the request of any Lender, and (v) all notices received by Agent Bank pursuant to Section 5.20. In addition, within fifteen (15) Banking Business Days after receipt of a request in writing from a Lender for written information or documents provided by or prepared by Borrowers, or Guarantor, Agent Bank shall deliver such written information or documents to such requesting Lender if Agent Bank has possession of such written information or documents in its capacity as Agent Bank or as a Lender.

Section 9.15. Notice of Events of Default. Agent Bank shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Credit Facility) unless Agent Bank has received notice in writing from a Lender, Borrowers or Guarantor referring to this Credit Agreement or the other Loan Documents, describing such event or condition and expressly stating that such notice is a notice of a Default or Event of Default. Should Agent Bank receive such notice of the occurrence of a Default or Event of Default, or should Agent Bank send Borrowers or Guarantor a notice of
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Default  or  Event of Default, Agent Bank shall promptly give notice  thereof  to  each  Lender.

                                  ARTICLE  II
                          GENERAL TERMS AND CONDITIONS
                          ----------------------------

     The following terms and conditions shall be applicable throughout the term of this Credit Agreement:

Section 10.01. Amendments and Waivers. (a) No amendment or modification of any provision of this Credit Agreement shall be effective without the written agreement of Requisite Lenders (after notice to all Lenders), Borrowers and Guarantor (except for amendments to Section 9.04(a) which do not require the consent of Borrowers or Guarantor), and (b) no termination or waiver of any provision of this Credit Agreement, or consent to any departure by Borrowers or Guarantor therefrom (except as expressly provided in Section 9.11(a) with respect to waivers of late fees), shall in any event be effective without the written concurrence of Requisite Lenders (after notice to all Lenders), which Requisite Lenders shall have the right to grant or withhold at their sole discretion, except that the following amendments, modifications or waivers shall require the consent of all Lenders:

a. modify any requirement hereunder that any particular action be taken by all the Lenders or by the Requisite Lenders, modify this Section 10.01 or change the definition of "Requisite Lenders", or remove Agent Bank under Section 9.09(a), shall be effective unless consented to by all of the Lenders;

b. increase the Aggregate Commitment or the Syndication Interest of any Lender, release any Collateral except as specifically provided in the Credit Agreement, release the Guaranty or any Guarantor from liability thereunder, extend the Maturity Date or change any provision expressly requiring the consent of all Lenders shall be made without the consent of each Lender; or

c. reduce any fees described in Section 2.07(b) or extend the due date for, or reduce or postpone the amount of, any Scheduled Reductions on the Credit Facility, or reduce the rate of interest or postpone the payment of interest on the Credit Facility, shall be made without the consent of all of the Lenders.

No amendment, modification, termination or waiver of any provision of Article IX or any other provision referring to Agent Bank shall be effective without the written concurrence of Agent Bank, but only if such amendment, modification, termination or waiver alters the obligations or rights of Agent Bank. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or
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demand  on  Borrowers  or  Guarantor  in  any  case  shall  entitle Borrowers or
Guarantor to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.01 shall be binding on each assignee, transferee or recipient of Agent Bank's or any Lender's Syndication Interest under this Credit Agreement or the Credit Facility at the time outstanding.

Section 10.01. Failure to Exercise Rights. Nothing herein contained shall impose upon Banks, Borrowers or Guarantor any obligation to enforce any terms, covenants or conditions contained herein. Failure of Banks, Borrowers or Guarantor, in any one or more instances, to insist upon strict performance by Borrowers, Guarantor or Banks of any terms, covenants or conditions of this Credit Agreement or the other Loan Documents, shall not be considered or taken as a waiver or relinquishment by Banks, Borrowers or Guarantor of their right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by Borrowers, Guarantor or Banks with all the terms, covenants and conditions of this Credit Agreement and the other Loan Documents. The consent of Banks, Borrowers or Guarantor to any act or omission by Borrowers, Guarantor or Banks shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Banks', Borrowers' or Guarantor's consent to be obtained in any future or other instance.

Section 10.03. Notices and Delivery. Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy (or on the next Banking Business Day if such telecopy is received on a non-Banking Business Day or after 5:00 p.m. on a Banking Business Day) or four (4) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to Agent Bank pursuant to Articles II shall not be effective until received by Agent Bank. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.03) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in an Assignment and Assumption Agreement or in a written notice to all of the other parties. All deliveries to be made to Agent Bank for distribution to the Lenders shall be made to Agent Bank at the addresses specified for notice on the signature page hereto and in addition, a sufficient number of copies of each such delivery shall be delivered to Agent Bank for delivery to each Lender at the address specified for deliveries on the signature page hereto or such other address as may be designated by Agent Bank in a written notice.
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Section  10.04.    Modification in Writing.  This Credit Agreement and the other
Loan Documents constitute the entire agreement between the parties and supersede all prior agreements, including, without limitation, the Commitment Letter, whether written or oral with respect to the subject matter hereof, including, but not limited to, any term sheets furnished by any of the Banks to Borrowers and/or Guarantor. Neither this Credit Agreement, nor any other Loan Documents, nor any provision herein, or therein, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

Section 10.05. Other Agreements. If the terms of any documents, certificates or agreements delivered in connection with this Credit Agreement are inconsistent with the terms of the Loan Documents, Borrowers and Guarantor shall use their best efforts to amend such document, certificate or agreement to the satisfaction of Agent Bank to remove such inconsistency.

Section 10.06. Counterparts. This Credit Agreement may be executed by the parties hereto in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute but one and the same document.

Section 10.07. Rights, Powers and Remedies are Cumulative. None of the rights, powers and remedies conferred upon or reserved to Agent Bank, Banks, Borrowers or Guarantor in this Credit Agreement are intended to be exclusive of any other available right, power or remedy, but each and every such right, power and remedy shall be cumulative and not alternative, and shall be in addition to every right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute. Any forbearance, delay or omission by Agent Bank, Banks, Borrowers or Guarantor in the exercise of any right, power or remedy shall not impair any such right, power or remedy or be considered or taken as a waiver or relinquishment of the right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, any of said rights, powers and remedies given to Agent Bank, Banks, Borrowers or Guarantor herein. The exercise of any right or partial exercise thereof by Agent Bank, Banks, Borrowers or Guarantor shall not preclude the further exercise thereof and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Agent Bank or Banks, as the case may be.

Section 10.08. Continuing Representations. All agreements, representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Credit Facility hereunder and the execution and delivery of each other Loan Document until and final payment of all sums owing
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

under the Credit Facility and each of the Credit Facility have been irrevocably terminated.

Section 10.09. Successors and Assigns. All of the terms, covenants, warranties and conditions contained in this Credit Agreement shall be binding upon and inure to the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

Section 10.10. Assignment of Loan Documents by Borrowers or Syndication Interests by Lenders.

a. This Credit Agreement and the other Loan Documents to which Borrowers are parties will be binding upon and inure to the benefit of Borrowers, the
Agent Bank, each of the Banks, and their respective successors and assigns, except that, Borrowers may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Any attempted assignment or delegation in contravention of the foregoing shall be null and void. Any Lender may at any time pledge its Syndication Interest in the Credit Facility, the Credit Agreement and the Loan Documents to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

b. Each Lender may assign all or any part of its Syndication Interest in the Credit Facility to any Affiliate of such Lender or to any other Lender without Consent and to one or more financial institutions that are Eligible Assignees with the prior consent of the Agent Bank and Borrowers (which consents shall not be unreasonably withheld or delayed); provided, however, that Agent Bank and its Affiliates shall at all times during the life of the Credit Facility hold aggregate Syndication Interests no less than the amount of the largest Syndication Interest held by any Lender in the Credit Facility; and further provided, however, that the minimum amount of each such assignment shall be One Million Dollars ($1,000,000.00), or such lesser amount as constitutes the remaining amount of a Lender's Syndication Interest in the Credit Facility (except that there shall be no minimum assignment among the Lenders or to their Affiliates), and each assignee Lender (or assignor if so agreed between the assignee Lender and such assignor) shall pay to the Agent Bank an assignment fee of Two Thousand Five Hundred Dollars ($2,500.00) with respect to each such assignment. Each such assignment shall be evidenced by an assignment substantially in the form of an Assignment and Assumption Agreement or other form reasonably acceptable to Agent Bank, Borrowers and Guarantor. Upon any such assignment, the assignee financial institution shall become a Lender for all purposes under the Credit Agreement and each of the Loan Documents and the assigning Lender shall be released from its further obligations hereunder to the extent of such assignment. Agent Bank agrees to give prompt notice to Borrowers and each of the Lenders of each assignment made
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under  this  Section 10.10(b) and to deliver to Borrowers and each of the
Lenders each revision to the Schedule of Lenders' Proportions in Credit Facility made as a consequence of each such assignment.

c. Each Lender may sell sub-participations without notice to or consent of the Borrowers or Agent Bank to any Eligible Subparticipant for all or any part of its Syndication Interest in the Credit Facility; provided, however, that (i) such selling Lender shall remain responsible for its total obligations under the Credit Agreement and each of the Loan Documents, (ii) the Borrowers and the Agent Bank shall continue to deal solely with such selling Lender in connection with such Lender's rights and obligations under the Credit Agreement and each of the Loan Documents, and (iii) such selling Lender shall not sell any participation under which the Eligible Subparticipant would have rights to approve any amendment or waiver relating to the Credit Agreement or any Loan Document except to the extent any such amendment or waiver would (1) extend the final Maturity Date or the date for the payment or any installments of fees, principal or interest due in respect of the Credit Facility, (2) reduce the amount of any Scheduled Reduction in respect to the Credit Facility, (3) reduce the interest rates applicable to the Credit Facility or (4) release any material portion of the Collateral or Guarantor. Notwithstanding the foregoing, the rights of the Lenders to make assignments and to grant sub-participations shall be subject to the approval by the Gaming Authorities of the assignee or sub-participant, to the extent required by applicable Gaming Laws.

Section 10.11. Action by Lenders. Whenever Banks shall have the right to make an election, or to exercise any right, or their consent shall be required for any action under this Credit Agreement or the Loan Documents, then such election, exercise or consent shall be given or made for all Banks by Agent Bank in accordance with the provisions of Section 10.01. Notices, reports and other documents required to be given by Borrowers and/or Guarantor to Banks hereunder may be given by Borrowers and/or Guarantor to Agent Bank on behalf of Banks, with sufficient copies for distribution to each of the Banks, and the delivery to Agent Bank shall constitute delivery to Banks. In the event any payment or payments are received by a Lender other than Agent Bank, Borrowers and Guarantor consent to such payments being shared and distributed as provided herein.

Section 10.12. Time of Essence. Time shall be of the essence of this Credit Agreement.

Section 10.13. Choice of Law and Forum. This Credit Agreement and each of the Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of law; provided, however, that Colorado law shall govern the perfection and enforcement of the Security Documentation. Borrowers and Guarantor further agree that the full and
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exclusive forum for  the determination of any action relating to this Credit Agreement, the Loan Documents, or any other document or instrument delivered in favor of Banks pursuant to the terms hereof, other than the Security Documentation, shall be either an appropriate Court of the State of Nevada or the United States District Court or United States Bankruptcy
Court for the District of Nevada. The full and exclusive forum for the determination of any action relating to the Security Documentation or the Collateral shall either be an appropriate court of the State of Colorado or the United States District or the United States Bankruptcy Court for the District of Colorado.

Section  10.14.     Arbitration.

a. Other than an action or legal proceeding instituted by Agent Bank for the purpose of exercising any remedy under the Security Documentation, upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with the Credit Agreement, Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

b. All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

c. No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Documentation or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

Section 10.15. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS, GUARANTOR AND EACH OF THE BANKS EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS CREDIT AGREEMENT, THE NOTE, THE GUARANTY OR ANY OF THE LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF BORROWERS, GUARANTOR AND BANKS WITH RESPECT TO THIS CREDIT AGREEMENT, THE NOTE, THE GUARANTY OR ANY OF THE LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS, GUARANTOR AND EACH OF THE BANKS EACH MUTUALLY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 10.16. Scope of Approval and Review. Any inspection of the Casino Facilities shall be deemed to be made solely for Banks' internal purposes and shall not be relied upon by the Borrowers, Guarantor or any third party. In no event shall Lenders be deemed or construed to be joint venturers or partners of Borrowers or Guarantor.

Section 10.17. Severability of Provisions. In the event any one or more of the provisions contained in this Credit Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 10.18. Cumulative Nature of Covenants. All covenants contained herein are cumulative and not exclusive of each other covenant. Any action allowed by any covenant shall be allowed only if such action is not prohibited by any other covenant.

Section 10.19. Costs to Prevailing Party. If any action or arbitration proceeding is brought by any party against any other party under this Credit Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.
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


Section  10.20.     Expenses.

a. Generally. Borrowers and Guarantor agree upon demand to pay, or reimburse Agent Bank for, all of Agent Bank's external audit, legal (to the extent incurred following the Closing Date and not relating to the closing of this Credit Agreement), appraisal, valuation and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (excluding Lenders' travel expenses, other than those travel expenses incurred by Agent Bank both before and after the Closing Date in connection with the sale of Syndication Interests in the Credit Facility, but including, without limitation, the reasonable fees, expenses and disbursements of Agent Bank's internal appraisers, environmental advisors or legal counsel) incurred by Agent Bank at any time (whether prior to, on or after the date of this Credit Agreement) in connection with (i) its own audit and investigation of Borrowers or Guarantor and the Collateral; (ii) the negotiation, preparation and execution of this Credit Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the Security Documentation and the other Loan Documents and the advance of Borrowings; (iii) the review and, if applicable, acceptance of additional Collateral, including appraisal fees, title charges, recording fees and reasonable attorneys' fees and costs incurred in connection therewith; (iv) any appraisals performed pursuant to Section 5.24; (v) the creation, perfection or protection of the Security Documentation on the Collateral (including, without limitation, any fees and expenses for title and lien searches, local counsel in various jurisdictions, filing and recording fees and taxes, duplication costs and corporate search fees); (vi) enforcement of the Credit Agreement, the other Loan Documents, the Borrowings and the Collateral, including, without limitation, consultation with attorneys in connection therewith; and (vii) the protection, collection or enforcement of any of the Obligations or the Collateral, including Protective Advances.

b. After Event of Default. Borrowers and Guarantor further agree to pay, or reimburse Agent Bank and Lenders, for all reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and disbursements incurred by Agent Bank or Lenders after the occurrence of an Event of Default (i) in enforcing any Obligation or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Credit Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrowers, or Guarantor and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise) relating to the Borrowers or Guarantor or arising out of or relating to the Credit Facility; (v) in protecting, preserving,
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collecting, leasing, selling, taking possession of, or liquidating any of the Collateral; or (vi) in attempting to enforce or enforcing any lien in any of the Collateral or any other rights under the Security Documentation.

Section 10.21. Setoff. In addition to any rights and remedies of the Agent Bank provided by law, if any Event of Default exists, Agent Bank is authorized at any time and from time to time, without prior notice to the Borrowers or Guarantor, any such notice being waived by the Borrowers or Guarantor to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Agent Bank to or for the credit or the account of any Borrower or Guarantor against any and all obligations of Borrowers or Guarantor under the Credit Facility, now or hereafter existing, irrespective of whether or not the Agent Bank shall have made demand under this Credit Agreement or any Loan Document and although such amounts owed may be contingent or unmatured. Agent Bank agrees promptly to notify the Borrowers and Guarantor (and Agent Bank shall promptly notify each Lender) after any such setoff and application made by Agent Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Agent Bank under this Section 10.21 are in addition to the other rights and remedies which Agent Bank may have.

Section 10.22. The Existing Credit Agreement and Existing RLC Note. The parties hereto agree that as of the Closing Date the Existing Credit Agreement shall be and is hereby amended, superseded and restated in its entirety by this Credit Agreement and the Existing RLC Note shall be and is hereby amended, superseded and restated in its entirety by the Revolving Credit Note. Promptly following the Closing Date, Agent Bank shall return to the Borrowers the Existing RLC Note marked "cancelled, superseded and restated."

Section 10.23. Schedules Attached. Schedules are attached hereto and incorporated herein and made a part hereof as follows:
     Schedule  2.01(a) -     Schedule of Lenders' Proportions in Credit Facility

     Schedule  2.01(c)  -     Aggregate  Commitment  Reduction  Schedule

     Schedule  3.16     -     Schedule  of  Significant  Litigation

     Schedule  4.16     -     Schedule  of  Spaceleases

     Schedule  4.17     -     Schedule  of  Equipment  Leases  and  Contracts

     Schedule  4.25     -     Schedule  of  Contingent  Liabilities

     Section 10.24. Exhibits Attached. Exhibits are attached hereto and incorporated herein and made a part hereof as follows:
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


     Exhibit  A     -     Revolving  Credit  Note  -  Form

     Exhibit  B     -     Guaranty  -  Form

     Exhibit  C     -     Notice  of  Borrowing  -  Form

     Exhibit  D     -     Authorized  Officer's  Certificate  -  Form

     Exhibit  E     -     Closing  Certificate  -  Form

     Exhibit  F     -     Compliance  Certificate  -  Form

     Exhibit  G     -     Pricing  Certificate  -  Form

     Exhibit  H     -     Continuation/Conversion  Notice  -  Form

     Exhibit  I     -     Payment  Subordination  Agreement  -  Form

     Exhibit  J     -     Cash  Collateral  Pledge  Agreement  -  Form

     Exhibit  K     -     Legal  Opinion  -  Form

     Exhibit  L     -     Assignment  and  Assumption  Agreement  -  Form

     Exhibit  M     -     Title  Report

     Exhibit  N     -     Office  Building  Parcel  -  Description

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed as of the day and year first above written.

     BORROWERS:

     WMCK  VENTURE  CORP.,
     a  Delaware  corporation


     By /s/ Larry Hannappel
          Larry  Hannappel,
          Secretary

     CENTURY  CASINOS  CRIPPLE
     CREEK,  INC.,
     a  Colorado  corporation


     By /s/ Larry Hannappel
          Larry  Hannappel,
          Secretary

     WMCK  ACQUISITION
     CORP.,  a  Delaware
     corporation


     By /s/ Larry Hannappel
          Larry  Hannappel,
          Secretary

     GUARANTOR:

     CENTURY  CASINOS,  INC.,
     a  Delaware  corporation


     By /s/ Larry Hannappel
          Larry  Hannappel,
          Secretary

     Address  for  the  Borrower
     Consolidation  and  Guarantor:

     200  East  Bennett  Avenue
     Cripple  Creek,  CO  80813
     Attn:  Larry  Hannappel

     Phone:  (719)  689-0333
     Fax:   (719)  689-3039

     with  a  copy  to:

     Douglas  R.  Wright,  Esq.
     Faegre  &  Benson,  LLP
     2500  Republic  Plaza
     370  17th  Street
     Denver,  CO  80202

     Phone:  (303)  820-0671
     Fax:  (303)  820-0600

     BANKS:

     WELLS  FARGO  BANK,
     National  Association,
     Agent  Bank,  L/C  Issuer  and  Lender


     By /s/ Rick Bokum
          Rick  Bokum,
          Assistant  Vice  President

     Address:

     Wells  Fargo  Bank,  N.A.
     3800  Howard  Hughes  Parkway
     Las  Vegas,  NV  89109
     Attn:  Rick  Bokum,  A.V.P.

     Phone:  (702)  791-6185
     Fax:  (702)  791-6248
                                      106
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